Exhibit 2.1

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT
OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into on the 31st day of October, 2012 (the “Effective Date”) by and between DATA STORAGE CORPORATION, a Delaware corporation with its principal office at 401 Franklin Avenue, Suite 103,Garden City, NY 11530 (“DSC”) and MESSAGE LOGIC, INC., a Delaware corporation with its principal office at 36 Robinson Drive, Bedford, MA 01730 (“Message Logic”).

WHEREAS:

(i)
Message Logic has technology, customers, customer contracts, software, intellectual property, customer deposits, licenses, permits, authorizations, distribution partners, strategic relationships, development resources, goodwill and other assets (collectively, but excluding the Excluded Assets (as hereinafter defined), the “Message Logic Assets”) used in the conduct of its business (as heretofore and hereafter conducted, as the case may be, with the Message Logic Assets, the “Business”).

(ii)	Message Logic wishes to sell to DSC all of the Message Logic Assets, and DSC wishes to purchase the Message Logic Assets.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration given by each party hereto to the other, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties hereby covenant and agree as follows:

1.             PURCHASE AND SALE

1.1           Message Logic Assets.  At the Closing (as hereinafter defined), DSC shall purchase and acquire, and Message Logic shall sell, transfer, assign and deliver, the Message Logic Assets as more fully described defined in Schedule 1 attached hereto.  The Message Logic Assets will be transferred free and clear of all liens and encumbrances with the exception of a UCC (as hereinafter defined) and Lien (as hereinafter defined) held by and in favor of Enterprise (as hereinafter defined) as further described in Section 1.4 below.

1.2           Excluded Assets.  Notwithstanding any provision in this Agreement to the contrary, the following assets of Message Logic shall not be included in the Message Logic Assets (collectively, the “Excluded Assets”):

a)     Cash.  Cash and cash equivalents existing as of the time immediately before Closing (including checks received prior to the time immediately before Closing, whether or not deposited or cleared prior to such time), but not including cash and cash equivalents representing customer deposits or advance payments for future services as listed on Schedule 1.3 attached hereto (collectively, “Advance Payments”), which Advance Payments shall be paid by Message Logic to DSC at Closing; and

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

b)     Accounts Receivable.  Accounts receivable for services rendered prior to the Closing Date (as hereinafter defined) by Message Logic (but not to include accounts receivable for services to be rendered in periods after the Closing by DSC).

1.3           Assignment of Specific Liabilities Only. For greater certainty, DSC is not assuming, and Message Logic shall remain liable for, and Message Logic shall pay, satisfy and discharge, all of the liabilities and obligations of Message Logic, except DSC will assume at Closing only those specific liabilities listed in Schedule 2 attached hereto in the amounts noted therein (the “Assumed Liabilities”).  With reference to the monthly interest payments of One Thousand Five Hundred Fifty Two Dollars and Fifty Two Cents ($1,552.52) on the Enterprise Loan (as hereinafter defined) as set forth on Schedule 2, DSC’s payment of such monthly interest shall (a) be an offset against the Purchase Price as described in Section 2.4 below; (b) terminate in the event that this Agreement terminates (and the transaction contemplated hereunder unwound pursuant to Section 1.5 below); and (c) terminate in all events no later than June 20, 2013, and upon the occurrence of any such events DSC shall have no further liability for such monthly interest payments under any circumstances whatsoever.  DSC shall have no other liability whatsoever with respect to the Enterprise Loan (to Enterprise, Message Logic or any other third party) except as described in this Section 1.3.

1.4           Lien on Message Logic Assets.  Enterprise Bank and Trust Company, a state-chartered Massachusetts banking organization located at 222 Merrimack Street, Lowell, Massachusetts (“Enterprise”), has a blanket lien on all the Message Logic Assets (the “Lien”) in connection with a Message Logic bank note for $350,000 (the “Enterprise Loan”), evidenced by a UCC-1 on file in the State of Delaware on the Message Logic Assets (the “UCC”).  As conditions precedent to Closing hereunder, Message Logic shall (a) secure the written consent of Enterprise to the transaction contemplated herein provided that the Message Logic Assets shall be transferred to DSC at Closing subject to the UCC and Lien in favor of Enterprise and (b) obtain such fully executed documentation acceptable to DSC in its reasonable discretion, to be deposited in escrow at Closing subject to the terms and conditions of the Escrow Agreement (as hereinafter defined), to release the Lien and terminate the UCC contemporaneously with the release of Shares (as hereinafter defined) held in escrow as described in Sections 2.1(a)(i) and (iv) below.  A copy of the agreement with Enterprise consenting to the transaction contemplated by this Agreement is attached as Schedule 3.

1.5           Termination of Transaction.  If DSC determines that the Message Logic software included in the Message Logic Assets is not acceptable for DSC’s purposes in DSC’s sole and absolute discretion, which determination shall not be subject to review by Message Logic, DSC shall provide written notice thereof to Message Logic on or before the ninetieth (90th) day after the Closing Date in which case (a) the items deposited in escrow at Closing subject to the terms of the Escrow Agreement shall be returned to the party that deposited such item as provided therein; (b) DSC shall promptly transfer and return possession of all the Message Logic Assets to Message Logic (except that DSC shall be entitled to retain the revenue, work-in-progress and accounts receivable associated with any services rendered by DSC, if any); (c) this Agreement and the Employment Agreement shall terminate (except for any provisions that expressly survive termination of each such respective agreement); and (d) Message Logic shall provide its promissory note in favor of DSC for the amount of any Assumed Liabilities paid by DSC to the extent such Assumed Liabilities paid by DSC exceed the advance payments paid to and retained by DSC by customers for services to be rendered after the Message Logic Assets are transferred and returned to Message Logic, with such note payable in thirty six (36) equal monthly installments beginning on the first day of the first calendar month following the date that the Message Logic Assets are transferred and returned to Message Logic, and continuing on the first day of the next thirty five (35) calendar months thereafter.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

2.             PURCHASE PRICE

2.1           Purchase Price. DSC shall pay Message Logic a purchase price (the “Purchase Price”) for the Message Logic Assets, as follows:

a)    One Million Four Hundred Ninety Five Thousand One Hundred Ninety (1,495,190) Shares of Data Storage Corporation, a Nevada corporation (the “Parent”), unregistered common stock (the “Shares”) based on the following schedule and/or successful achievement of the Benchmarks (as hereinafter defined), as follows:

(i)
A payment to Message Logic at Closing of Five Hundred Thirty Eight Thousand Four Hundred Twenty Eight (538,428) Shares; provided, however, that such Shares shall be held in escrow for up to ninety (90) days following the Closing pursuant to the terms of the Escrow Agreement attached hereto as Exhibit A (which Escrow Agreement the parties shall execute and deliver at Closing) (the “Escrow Agreement”);

(ii)
A payment to Message Logic in the thirteenth (13th) full calendar month following the Closing of an additional Three Hundred Eighty Four Thousand Six Hundred Fifteen (384,615) Shares will be made based on achievement of the Benchmark described in Section 2.2(b) below; provided, however, that the number of Shares payable to Message Logic under this Section 2.1(a)(ii) (if any) shall be reduced to the extent that the cash delivered by Message Logic to DSC at Closing is less than Sixty Six Thousand Four Hundred Forty Nine Dollars and Ninety Two Cents ($66,449.92) (with each such Share being valued at Sixty Five Cents ($0.65) each for these purposes) (the “Advance Payment Recovery Shares”); provided further, however, that if the number of Shares payable under this Section 2.1(a)(ii) is fewer than the Advance Payment Recovery Shares, then the number of Shares payable to Message Logic under Section 2.1(a)(iii) below (if any) shall be reduced by the remaining number of Advance Payment Recovery Shares; and provided further, however, that if the number of Shares payable under Sections 2.1(a)(ii) and (iii) is fewer than the Advance Payment Recovery Shares, then Message Logic shall provide its promissory note in favor of DSC in the twenty fifth (25th) full calendar month following the Closing for the amount of any Advance Payments not recovered by DSC through the reduction in Shares payable by DSC to Message Logic under Sections 2.1(a)(ii) and (iii) (if any), with such note payable in thirty six (36) equal monthly installments beginning on the first day of the twenty sixth (26th) full calendar month following the Closing, and continuing on the first day of the next thirty five (35) calendar months thereafter;

(iii)
Subject to any applicable reduction described in Section 2.1(a)(ii) above, a payment to Message Logic in the twenty fifth (25th) full calendar month following the Closing of an additional Three Hundred Eighty Four Thousand Six Hundred Fifteen (384,615) Shares will be made based on achievement of the Benchmark described in Section 2.2(d) below; and

(iv)
A payment to Zojax Group, LLC (“Zojax”) at Closing of One Hundred Eighty Seven Thousand Five Hundred Thirty Two (187,532) Shares in satisfaction of all but Ten Thousand Dollars ($10,000) of Message Logic’s liability due to Zojax (which remaining Ten Thousand Dollars ($10,000) shall be one of the Assumed Liabilities subject to the terms and conditions of this Agreement); provided, however, that such Shares shall be held in escrow for up to ninety (90) days following the Closing pursuant to the terms of the Escrow Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

b)       Eight Hundred Thousand Dollars ($800,000) in cash based on the following schedule and/or successful achievement of the Benchmarks, as follows:

(i)
A payment to Message Logic in the seventh (7th) full calendar month following the Closing of Twenty Five Thousand Dollars ($25,000) will be made based on achievement of the Benchmark described in Section 2.2(a);

(ii)
A payment to Message Logic in the (13th) full calendar month following the Closing of Three Hundred Seventy Five Thousand Dollars ($375,000) will be made based on achievement of the Benchmark described in Section 2.2(b);

(iii)
A payment to Message Logic in the nineteenth (19th) month following the Closing of One Hundred Fifty Thousand Dollars ($150,000) will be made based on achievement of the Benchmark described in Section 2.2(c); and

(iv)
A payment to Message Logic in the twenty fifth (25th) month following the Closing of Two Hundred Fifty Thousand Dollars ($250,000) will be made based on achievement of the Benchmark described in Section 2.2(d).

c)    Subject to Section 5(y)(ii)(5) below, (i) the Shares described in Section 2.1(a)(i) above may be transferred by Message Logic following their release from the Escrow Agreement to the individuals and entities in the percentages identified in Schedule 6 attached hereto and (ii) all Shares issuable hereunder thereafter may be issued, at written direction of Message Logic sent to DSC at least fifteen (15) days prior to the date that any such Shares are scheduled to be issued, directly to the individuals and entities in the percentages identified in Schedule 6 attached hereto.  Message Logic may revise the percentages set forth on Schedule 6 attached hereto by written notice sent to DSC at least fifteen (15) days prior to the date that any such Shares are scheduled to be issued.  Message Logic shall reimburse DSC for its out of pocket and administrative costs incurred in connection with any such transfer or issuance by DSC plus a $100 service fee.

2.2           Benchmarks. The following milestones (“Benchmarks”) shall be applicable to the various payments of cash and Shares described in Section 2.1 above:

a)     The payment of cash described in Section 2.1(b)(i) above shall be made if *** of cumulative revenue is derived in accordance with GAAP (as hereinafter defined) from the Message Logic Assets for and in the six (6) month period following the Closing.

b)    The payment of cash described in Section 2.1(b)(ii) above and the payment of Shares described in Section 2.1(a)(ii) above shall be made if *** of cumulative revenue is derived in accordance with GAAP from the Message Logic Assets for and in the twelve (12) month period following the Closing.

***           CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

c)     The payment of cash described in Section 2.1(b)(iii) above shall be made if *** of cumulative revenue is derived in accordance with GAAP from the Message Logic Assets for and in the eighteen (18) month period following the Closing.

d)     The payment of cash described in Section 2.1(b)(iv) above and the payment of Shares described in Section 2.1(a)(iii) above shall be made if *** of cumulative revenue is derived in accordance with GAAP from the Message Logic Assets for and in the twenty four (24) month period following the Closing.

e)     All Benchmark-related payments (i.e., cash and Shares) shall be made on a pro-rata (“Pro-rata”) basis, and may be made (“Makeup Period”) if the Benchmark is still achieved before the end of the next succeeding measurement period (albeit after the end of the respective measurement period of the corresponding Benchmark).  Furthermore, there is a minimum achievement (“Minimum Achievement”) level required for all Benchmark-related payments.

(i)
Pro-rata example:  If the Benchmark after the end of the twelfth (12th) month is *** of cumulative revenue with a payment due of $375,000 in cash and 384,615 Shares and the Message Logic Assets achieve 80% of such Benchmark, DSC will pay 80% of the value due or $300,000 cash and 307,692 Shares on the respective payment due date.

(ii)
Makeup Period example: Continuing from the Pro-rata example above, if the Benchmark of *** is completed in the following month or any time before the 24th month, the balance of the payments of cash and stock that were otherwise due at the end of the 12th month will be made within 30 days of the end of the calendar month in which the Benchmark was achieved based on billing with no unusual large account.  In this example the 20%, which is $75,000 cash and 76,923 Shares would be paid.

(iii)
Minimum Achievement: For all Benchmark-related payments of cash and Shares, the Minimum Achievement level shall be Fifty Percent (50%) of the respective Benchmark to receive any payments; achievement at a level of less than Fifty Percent (50%) shall mean that no payment of cash or Shares corresponding to such Benchmark shall be due.  However, the Makeup Period provision still exists with the ability to achieve the Benchmark and still receive the corresponding Benchmark-related payments prior to the occurrence of the next succeeding measurement period.  No payment will be made if cumulative revenue is less than Fifty Percent (50%) of the respective Benchmark level; however, Message Logic shall still be eligible to qualify for the next available Benchmark payment(s).

f)      If the final cumulative revenue Benchmark is reached prior to the end of the 24th month following Closing, provided that DSC determines in its good faith and reasonable discretion that all such cumulative revenue shall carry a minimum Gross Profit Margin of 65%, DSC will pay Message Logic the final payments due within thirty (30) days of the end of the calendar month following achievement of the final cumulative revenue Benchmark. For example, if *** in cumulative revenue is achieved in the 19th month following Closing, and provided that DSC determines in its good faith and reasonable discretion that all such cumulative revenue shall carry a minimum Gross Profit Margin of 65%, DSC will pay Message Logic the final payment of $250,000 within thirty (30) days of the end of the calendar month following achievement of such final cumulative revenue Benchmark.

***           CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.
g)     Monthly revenue reports as well as other reasonable requested reports will be provided by DSC to Message Logic to track the Benchmarks and performance.  In addition, Message Logic, on not less than ten (10) days prior written notice to DSC but in all cases within six (6) months of the end of the time period with respect to which a Benchmark relates, shall have reasonable access during normal business hours in DSC's principal office to inspect the books and records of DSC relating to Benchmark calculations and/or to have such books and records audited or reviewed, at Message Logic's expense, by a certified public accountant, for the purpose of verifying Benchmark payments.  Message Logic shall bear all costs relating to such inspection, including but not limited to costs of photocopies.  If (i) Message Logic's audit determines that the aggregate amount of the Benchmark payments was understated by DSC by more than five percent (5%), and (ii) DSC either agrees with such audit determination (or it is judicially determined that such audit results were correct), then, in addition to any overpayment found to be due to Message Logic, DSC shall reimburse Message Logic for an additional amount equal to the reasonable cost of such audit.  If such audit concludes that Benchmark payments have been overpaid by DSC, (x) DSC shall have the right to offset any subsequent amounts payable to Message Logic under this Agreement and (y) Message Logic shall reimburse DSC for any amounts paid hereunder that are in excess of amounts due by DSC.  Message Logic agrees to use commercially reasonable efforts to notify DSC of any alleged discrepancies in Benchmark payments and to resolve any discrepancies prior to commencing an audit.  Message Logic shall keep the results of any audit confidential unless required by law to disclose same.

 2.3           Measuring Benchmarks.

a)     All accounting matters, including but not limited to revenue recognition and amount, and calculation of Gross Profit Margin, shall be calculated in accordance with generally accepted accounting principles (“GAAP”).

b)     Minimum Gross Profit Margin.  Cumulative revenue for any particular period that is counted for purposes of calculating a Benchmark-related payment shall have a minimum Gross Profit Margin of Sixty Five Percent (65%).  Gross Profit Margin is calculated by subtracting the cost of goods from the revenue being booked (pursuant to GAAP); provided, however, that no overhead charges or allocations shall be included in such calculation except for the amortized portion of any Message Logic software development costs (pursuant to GAAP).  If the Gross Profit Margin is less than Sixty Five Percent (65%), then the Benchmark-related payment (i.e., both cash and shares) for the period in question shall be reduced as follows:

Gross Profit Margin	Percentage Reduction in Cash and Shares

65%	0%
60% to 64.99%	5%
55% to 59.99%	10%
50% to 54.99%	15%
45% to 49.99%	20%
40% to 44.99%	25%
Less than 40%	100%

i)
For example, assume the cumulative revenue derived from Message Logic Assets for a period is ***; this is net of any discounts given to resellers or distributors and represents the revenue being received by DSC from the sale.  The cost of goods sold associated with such revenue is ***.  Gross Profit Margin is calculated as  Revenue – COGS or *** - *** = ***.  The Gross Profit Margin percentage is ***/***, or 80% Gross Profit Margin.

***           CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

c)     Revenue.  Revenue for purposes of calculating the Benchmarks shall mean all revenue derived in accordance with GAAP from the sale of products or services that involve Message Logic software during the relevant period.  The following are the array of provided solutions that produce revenue for purposes of calculating the Benchmarks:

i)	Hardware appliance sales

ii)	VMware software sales

iii)	Hosted Services with DSC

iv)	Software licensing to service providers

v)	Annual maintenance for Message Logic products and services

vi)	Professional services for products or services using acquired Message Logic Assets

vii)	All other products and services derived from the Message Logic Assets acquired pursuant to this Agreement.

2.4           Purchase Price Adjustment.  The cash portion of the Purchase Price payable by DSC pursuant to Section 2.1(b) above shall be reduced to the extent of all amounts paid by DSC with respect to the Assumed Liabilities (except that, for purposes of this Section 2.4 only, the amount of the EPlus Assumed Liability shall equal $9,200, rather than the amount set forth on Schedule 2), and for any losses, costs, claims, expenses or other amounts paid by DSC as a result of a breach of Message Logic’s representations and warranties hereunder.

2.5           Transfer Tax. Any sales, use, excise, ad valorem or any other similar taxes resulting from the sale of the Message Logic Assets pursuant to this Agreement shall be the responsibility of Message Logic and Message Logic shall indemnify DSC against any such taxes wherever assessed.  The indemnity obligations of this Section 2.4 shall survive indefinitely the Closing hereunder.

2.6           Cessation of Use of Message Logic Assets. Upon the Closing of the transaction contemplated herein, Message Logic shall cease to use any of the Message Logic Assets.

3.             FEES, BILLING & COLLECTIONS.  Following the Closing of the transaction contemplated herein, Message Logic shall provide such support as reasonably requested by DSC, at no cost or expense to DSC, in connection with the transition, and billing and collection, of all Message Logic customers for services rendered post-Closing.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

4.             INTELLECTUAL PROPERTY

4.1           Intellectual Property. Message Logic is selling to DSC, as part of the Message Logic Assets, the rights to all of its intellectual property, ideas, and concepts.  A description of the intellectual property is in Schedule 4 attached hereto.  In order to induce DSC to enter into this Agreement, Message Logic hereby represents and warrants to DSC as of the Closing Date as follows:

a)    Message Logic owns, or is licensed or otherwise possesses legally enforceable rights to use, all intellectual property (including the goodwill associated therewith) that is used, and/or is necessary, to conduct the Business as currently conducted or planned to be conducted. Schedule 4 attached hereto lists (by separate categories): (i) trademarks, trade names, and service marks that have been used in connection with the Business either in the United States or elsewhere, including but not limited to the name “Message Logic,” and whether those trademarks, trade names, and service marks are registered or unregistered; (ii) copyrighted or copyrightable materials (including but not limited to computer programs or applications, databases, manuscripts, audiovisual works, artwork and translations thereof) prepared by Message Logic or others for Message Logic, that were created, obtained or modified in furtherance of the Business, whether or not those materials were prepared in the United States or elsewhere, and whether or not such copyrights have been registered; (iii) all Letters Patent, patent applications, divisions, continuations, continuations-in-part, substitutions, reissues, reexaminations, and extensions to be obtained therefor, that relate to the Business, whether in the United States or elsewhere; (iv) all written licenses, sublicenses and other agreements relating to the Business to which Message Logic, its employees or Stephen Catanzano (“Catanzano”), is a party and pursuant to which any other party is authorized to use any Intellectual Property (as hereinafter defined) rights; (v) all licenses, sublicenses and other agreements relating to the Business to which Message Logic, its employees or Catanzano is a party and pursuant to which any of Message Logic, its employees or Catanzano is authorized to make, use or sell an article or process patented by another or to exercise any of the exclusive rights reserved under a copyright or trademark owned by another, including software (such Section 4.1(a)(v) rights being the “Third Party Intellectual Property Rights”), and not listed separately on Schedule 4 but included in the Intellectual Property (and in the Message Logic Assets); and (vi) trade secrets, schematics, technology, know-how, methods, processes, non-copyrightable computer software programs or applications, and other proprietary materials that were created, obtained or modified in furtherance of the Business, and whether or not those materials were prepared in the United States or elsewhere that are used in the Business or that form a part of any Message Logic’s product or as used in Message Logic’s services (collectively, the “Intellectual Property”). None of Message Logic, its employees or Catanzano is a party to any oral license, sublicense or agreement relating to the Business which, if reduced to written form, would be required to be listed in Schedule 4 under the terms of Section 4.1(a) and/or constitutes Intellectual Property.

b)    None of Message Logic, its employees or Catanzano is, nor will any of the foregoing be as a result of the execution and delivery of this Agreement or the performance of Message Logic’s obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

c)    None of Message Logic, its employees or Catanzano has been named in any suit, action or proceeding that involves a claim of infringement of any Third Party Intellectual Property Rights.  None of Message Logic, its employees or Catanzano infringe on any Third Party Intellectual Property Rights; and the Intellectual Property is not being infringed by activities, products or services of any third party.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

d)     Message Logic has taken all reasonably necessary measures to safeguard and maintain its rights in, and the proprietary and confidential nature of, the Intellectual Property, including, but not limited to, including in or showing on any applicable products of Intellectual Property all necessary and/or appropriate copyright, patent, trademark or attribution notices.  All officers, managers, employees, consultants and contractors of Message Logic (including but not limited to Catanzano) who have access to or were involved in the development of Intellectual Property have executed and delivered to Message Logic, as applicable, an agreement regarding the protection of such Intellectual Property, and the assignment to or ownership by Message Logic, of any and all rights, title and interest in the Intellectual Property arising from the services performed for Message Logic, by such individuals or entities and such assignments documentation, if appropriate given the nature of the Intellectual Property in question, has been fully effected and recorded at the United States Patent and Trademark Office, Copyright Office and/or any other agencies necessary for Message Logic and DSC to fully protect their rights, title and interest in such Intellectual Property as of the Closing Date.  No current or prior officer, manager, employee or consultant of Message Logic claims, and Message Logic is not aware of any grounds to assert a claim to, or any ownership interest in, any such Intellectual Property as a result of having been involved in the development, creation or design or such property while employed or engaged by or consulting to Message Logic unless all such ownership interests, if any, have been fully and properly assigned to Message Logic as required pursuant to this Section 4.1(d).

5.             REPRESENTATIONS AND WARRANTIES

5.1           Representations and Warranties of Message Logic.  In order to induce DSC to enter into this Agreement, Message Logic hereby represents and warrants to DSC as of the Closing Date as follows:

a)      Company Existence.  Message Logic is a valid and legally existing corporation duly registered under the laws of the State of Delaware and is in good standing with respect to the filing of annual returns with the Delaware Secretary of State.

b)     Company Capacity.  Message Logic has the corporate power, authority and capacity to own its properties and assets, to carry on its Business as and where now owned or conducted, and to carry out the transactions contemplated by this Agreement and execute and deliver this Agreement on the terms and conditions herein.

c)      Enforceability.  This Agreement has been duly authorized, executed and delivered and constitutes a legal, valid and binding obligation of Message Logic, enforceable in accordance with its terms.

d)     No Conflict.  Neither the execution and delivery of this Agreement, nor the consummation by Message Logic of the transactions contemplated hereby, nor the due performance and observance by Message Logic of its obligations hereunder will result in a breach of any term or provision, or constitute a default, under any indenture, mortgage, deed of trust, organizational document or any other agreement to which it is a party or by which it is bound.

e)      Message Logic Assets.  Message Logic owns and possesses the Message Logic Assets and has good and marketable title to the Message Logic Assets, free and clear of any security interests, mortgages, pledges, deeds of trust, liens, conditional sale agreements, encumbrances or other charges or claims whatsoever with the exception of the UCC and Lien in favor of Enterprise. Message Logic does not own, nor has it agreed or has an option to purchase or sell, or is it obligated to purchase or sell, any real property.  Other than the Message Logic Assets, following Closing no other assets will be required by DSC in order to successfully sell, support and provide services to existing and future customers of the Business.

f)      Permits and Licenses.  Message Logic holds all necessary permits and licenses to own and use the Message Logic Assets and to conduct the Business, and complies with all applicable governmental laws, statutes, orders, rules and regulations.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

g)     Other Third Party Agreements.  No person, firm or entity has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase of the Message Logic Assets.

h)     Revenue Information of Message Logic Customers.  Schedule 1.1 contains a complete and accurate listing of all maintenance revenue expected from existing Message Logic customers on their annual maintenance renewal date.

i)      Contracts. Message Logic has no contracts with any vendors or partners except as listed on Schedule 1 attached hereto, all of which shall be assumed by DSC at the Closing hereunder subject to the terms and conditions of this Agreement.

j)      Litigation.  There are no past or present claims, actions, suits, investigations or proceedings, outstanding or pending against or affecting Message Logic in any court or quasi judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator, nor, to the knowledge of Message Logic, is there any basis for any such claim, action, suit, investigation or proceeding against Message Logic which, if successful, could adversely affect the Message Logic Assets, the sale of Message Logic Assets to DSC, or could constitute a lien or charge or in any other way encumber the title to any of the Message Logic Assets (other than the UCC and Lien in favor of Enterprise).

k)     No Bankruptcy.  Message Logic is not insolvent and has not committed an act of bankruptcy within the meaning of applicable Federal or state bankruptcy or insolvency laws.

l)      Defaults.  Message Logic is not in default or breach under or in violation of any contracts leases or agreements to which Message Logic is a party with respect to the Message Logic Assets and/or the Assumed Liabilities.  All such contracts, leases and agreements are now in full force and effect and Message Logic is not aware of any violation or notice of termination or intent to terminate, with respect to any such contracts, leases or agreements.

m)    Non-Compete.  As of the Effective Date, except as specifically contemplated by this Agreement, Message Logic has no limitations on its right to compete or do business, directly or indirectly.

n)     Taxes. Message Logic has filed all federal, state and local tax returns required to be filed by it as of the date of this Agreement with respect to the Business, the Message Logic Assets and/or the Assumed Liabilities and has paid, or made provision for payment, of all (i) taxes due for the periods covered by such returns, (ii) all payments of estimated taxes and (iii) all deficiencies assessed as a result of any examination of such returns.  Message Logic has not been granted any extension of the limitation period applicable to any claim for taxes or assessments with respect to the Business, the Message Logic Assets and/or the Assumed Liabilities.

o)     Compliance with Laws.  Message Logic and the Business have complied with all applicable laws and regulations and all orders of any governmental authority having jurisdiction over Message Logic, the Message Logic Assets and/or the Business.

p)     Material Adverse Effect.  Except as fully disclosed to DSC, Message Logic has incurred no material liabilities that would have a material adverse effect on the Business and/or the Message Logic Assets, and no contingency exists that could reasonably be expected to result in or cause a material adverse effect on the Business and/or the Message Logic Assets.

q)     Condition of Assets. All equipment, hardware, software and other tangible assets included as Message Logic Assets (collectively, the “Tangible Assets” are free of material defects and are in good working order (ordinary wear and tear excepted), and have been maintained in a manner consistent with the standards generally followed in the industry to which such items relate and all applicable laws, permits and contracts to which they are or may be subject.  In amplification and not limitation of the foregoing, all equipment, hardware and software constituting the operating Tangible Assets (e.g. servers, computers, copiers and filing cabinets) are currently in service by Message Logic.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

r)      Consents.  Neither the execution nor the performance of this Agreement, any agreement related hereto or the transactions contemplated hereunder requires the consent, approval, authorization of or other action by, or filing with, any third party (including any governmental authority) (collectively, the “Required Consents”) or if required, the Required Consents have been obtained, filing has been accomplished or the requisite action has been taken.  Message Logic shall obtain all Required Consents and prepare all notices of assignment necessary to inform the counterparties to the Customer Contracts (as hereinafter defined) (and other Message Logic Assets where such notice may be required). The forms used to obtain consent and provide notice of assignment shall be subject to DSC’s prior approval (not to be unreasonably withheld, conditioned or delayed).

s)      Absence of Liabilities.  Message Logic has no debts, liabilities or obligations of any nature (whether accrued or unaccrued, absolute or contingent, direct or indirect, known or unknown, choate or inchoate, perfected or unperfected, liquidated or unliquidated, or otherwise, and whether due or to become due), other than those liabilities: (i) included in the unaudited balance sheet dated as of October 25, 2012 (the “Latest Balance Sheet”) or (ii) incurred in the ordinary course of business since the date of the Latest Balance Sheet consistent with past practices with unrelated third parties.  Message Logic has no indebtedness for borrowed money, other than the Enterprise Loan described in Section 1.4 above (which for purposes of clarity, is not included in the Assumed Liabilities hereunder except to the extent of monthly interest payments thereon as described in, and limited by, Section 1.3 above).  Except for the Assumed Liabilities listed in Schedule 2 attached hereto (which represent the only liabilities to be assumed by DSC in connection with the transaction contemplated by this Agreement, any payment of which by DSC shall be subject to the Purchase Price offset described in Section 2.4 above), Message Logic has no indebtedness or liability, due or accruing, contingent or absolute, liquidated or unliquidated, to any person, firm or entity in respect of which DSC may become liable by ownership or use of any of the Message Logic Assets, or otherwise.

t)	Customer Contracts.

i.
Schedule 1.1 attached hereto contains a true, correct and complete list of all contracts with customers of Message Logic (“Customer Contracts”), which Customer Contracts shall be assigned by Message Logic to DSC, and assumed by DSC, at the Closing.

ii.
Message Logic has provided DSC with true and correct copies of all Customer Contracts, including all amendments, waivers and other written modifications thereof and there are no oral agreements relating to the Customer Contracts. All of the Customer Contracts are in full force and effect and are valid and enforceable in all respects in accordance with their terms. Neither Message Logic nor any customer under a Customer Contract is in default under any of such Customer Contracts; and no event has occurred or circumstance exists that would give any individual or entity the right (with or without notice or lapse of time) to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any such Customer Contract.  Message Logic has performed all its current obligations to be performed under the Customer Contracts.

iii.	Except as listed on Schedule 1.1 by separate notation, there are no pending renegotiations of any of the Customer Contracts.

iv.	Assuming receipt of the Required Consents, no Customer Contract is subject to termination, modification or acceleration as a result of the transactions contemplated by this Agreement.

v.
No written notice of default has been given or received by Message Logic or, to the knowledge of Message Logic, given by the applicable customer to a Customer Contract but not yet received by Message Logic with respect to its Customer Contract.  Except as listed on Schedule 1.1 by separate notation, Message Logic has received no complaints from customers under any of the current Customer Contracts or from any such contracts that have expired or terminated, and customers under all such contracts are satisfied with the Message Logic services, maintenance and support.

vi.
Except as set forth on Schedule 1.3 attached hereto, no customer to any Customer Contract has deposited or paid for services in advance, and Schedule 1.3 contains a complete and accurate listing of all Advance Payments made by customers for services to be rendered on and after the Closing Date.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

u)     Financial Statements.  The financial statements, including but not limited to the Latest Balance Sheet, submitted by Message Logic to DSC (collectively, the “Financial Statements”) have been prepared in accordance and consistent with Message Logic’s books and records and with GAAP, consistently applied throughout the periods indicated, and fairly and accurately present the financial position of Message Logic, including but not limited to disclosure of all material liabilities, direct or contingent, of Message Logic required to be disclosed by GAAP, as of the date of the Latest Balance Sheet, and the results of its operations for the respective periods then ended, subject, in the case of the unaudited Financial Statements, to normal year-end adjustments and the absence of footnotes required by GAAP.

v)     Books and Records: Accuracy of Information Provided.  Message Logic’s books and records accurately and completely reflect its assets and liabilities.  Message Logic maintains internal accounting controls that are sufficient to provide reasonable assurance that: (i) transactions are executed only in accordance with management’s authorization (ii) transactions are recorded as necessary to permit preparation of the financial statements of Message Logic in accordance with GAAP and to maintain accountability for the assets and liabilities of Message Logic; (iii) receipts and expenditures of Message Logic are executed only in accordance with management’s authorization; (iv) unauthorized acquisition, disposition or use of assets is prevented or timely detected; and (v) accounts, notes and other receivables are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.  There are no weaknesses in the design or operation of such internal accounting controls that will adversely affect the ability of Message Logic to initiate, record, process and report financial data.  Message Logic has provided complete, accurate and correct copies of all documentation requested by DSC in connection with the transactions contemplated hereunder, including but not limited to the Financial Statements, books or account and other records of Message Logic.

w)     Disclosure.  All material facts relating to the Business have been disclosed to DSC in or in connection with this Agreement. No representation, warranty or statement concerning Message Logic, the Message Logic Assets, Business or Assumed Liabilities set forth in this Agreement or in any written statement or certificate furnished to DSC pursuant to the transactions contemplated hereby, contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

x)      Affiliate Transactions.  Except as listed on Schedule 5 attached hereto, no officer, manager, member, director, employee or affiliate of Message Logic or any entity in which any such entity or individual is an officer, director, manager or the owner of five percent (5%) or more of the beneficial ownership interests, is a party to any contract (written or oral) with Message Logic or has any interests in any property used in the Business or has any claim or right against Message Logic, other than, with respect to officers, directors and managers, relating to their employment by Message Logic, and with respect to members, relating to their respective membership interests in Message Logic.  Each affiliate transaction, if any, was effected on terms equivalent to those which would have been established in an arm’s-length negotiation. Neither Message Logic nor any of its affiliates has any direct or indirect interest in any competitor of Message Logic, except for passive ownership of less than five percent (5%) of the outstanding capital stock of any competing business that is publicly traded on any recognized exchange or in the over-the-counter market.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

y)	Securities Act Acknowledgements, Representations, Warranties and Covenants.

i.
Acknowledgments. Message Logic agrees and acknowledges that: (1) no federal or state agency has made any finding or determination as to the fairness of the distribution of the Shares for investment, or any recommendation or endorsement of the Shares; (2) the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or the securities acts of any state and, as a result, Message Logic must bear the economic risk of the investment indefinitely because the Shares may not be sold unless subsequently registered under the Act and the securities laws of any appropriate states or an exemption from such registration is available, and that such registration under the Act and the securities laws of any such states is unlikely at any time in the future; (3) the Parent does not have any present intention and is under no obligation to register the Shares, whether upon initial issuance or upon any transfer thereof under the Act and applicable state securities laws, and Rule 144 and/or Rule 145 may not be available as a basis for exemption from registration; and (4) unless and until registered under the Act, all certificates evidencing the Shares, whether upon initial issuance or upon any transfer thereof, will bear a legend, prominently stamped or printed thereon, reading substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED (EXCEPT IN FAVOR OF ENTERPRISE BANK AND TRUST COMPANY, A STATE-CHARTERED MASSACHUSETTS BANKING ORGANIZATION) (A) WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS BASED ON AN OPINION OF COUNSEL SATISFACTORY TO DATA STORAGE CORPORATION (THE “COMPANY”) THAT SUCH REGISTRATION IS NOT REQUIRED (AND THE CERTIFICATE HOLDER SHALL BEAR THE COMPANY’S REASONABLE COSTS IN CONNECTION WITH THE ISSUANCE OF ANY SUCH OPINION); PROVIDED, HOWEVER, THAT IN THE CASE OF (B), THE SECURITIES MAY NOT BE SOLD FOR A ONE (1) YEAR PERIOD FOLLOWING DATE OF ISSUANCE (INCLUDING BY ANY PERMITTED PLEDGEE).

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

ii.
Representations, Warranties and Covenants.  (1) The Shares are being acquired for Message Logic’s own account for investment and not for distribution or resale to others and Message Logic will not sell or otherwise transfer the Shares, whether by dividend or other distribution or upon liquidation or dissolution or otherwise, unless they are registered under the Act and the securities act of any appropriate state or unless an exemption from such registration is available and the Parent is satisfied that such exemption is available; provided, however, that Message Logic may pledge such Shares to Enterprise as security for the Enterprise Loan (but subject to a one (1) year holding period beginning with the date of issuance in all circumstances); (2) the acquisition of the Shares by Message Logic hereunder is consistent with its general investment objectives and Message Logic understands that the acquisition of the Shares is a speculative investment involving a high degree of risk, including the risk of total loss of such investment, (3) Message Logic has adequate means of providing for its current needs and possible personal contingencies and it has no need for liquidity in this investment and can bear the risk of losing its entire investment in the Shares; (4) the Parent has made available to Message Logic at a reasonable time prior to its investment the opportunity to ask questions and receive answers concerning the Shares and to obtain any additional information which the Parent possesses or can acquire without unreasonable effort or expense that is necessary in connection with the investment but Message Logic agrees and acknowledges, however, that it has relied solely upon this Agreement and its own independent investigation in making the decision to invest in the Shares; (5) Message Logic understands that the distribution of the Shares, including as permitted pursuant to Section 2.1(c) above, is limited solely to “accredited investors” as that term is defined under Regulation D of the Securities Act and Message Logic is an “accredited investor” (as so defined); (6) Message Logic is a sophisticated investor and has such knowledge and experience in financial and business matters that it is capable of understanding the merits and risks inherent in the proposed acquisition of the Shares; (7) Message Logic is acquiring the Shares without having been furnished any specific offering literature or prospectus but has relied generally upon information filed by Parent with the Securities and Exchange Commission and acknowledges that no representations or warranties have been made to Message Logic or its representatives by the Parent or DSC, or any officer, employee, agent or affiliate of the Parent or DSC other than as contained in this Agreement and Message Logic must independently seek advice from its own tax and other advisor(s) and is not relying on any tax or other advice received from the Parent or DSC in connection with the transactions contemplated by this Agreement; and (8) Message Logic has neither relied upon nor seen any form of advertising or general solicitation in connection with the distribution of the Shares.

z)      Accounts Receivable.  The accounts receivable of Message Logic that comprise part of the Message Logic Assets being acquired hereunder (i) represent valid and bona fide claims of Message Logic against the account debtors associated with such receivables, (ii) have arisen in the ordinary course of the Business, and (iii) have not been and are not subject to set-off, counterclaim or any future performance obligation on the part of Message Logic.

aa)   Accounts Payable. The accounts payable of Message Logic (both those accounts that comprise part of the Assumed Liabilities being assumed hereunder and the accounts payable that are being paid by Message Logic post-Closing represent vendors of Message Logic that will continue to extend credit to DSC until at least the one (1) year anniversary of the Closing Date so long as DSC pays such vendors on a schedule of payments no more frequently than Message Logic paid such vendors within the ninety (90) days period prior to the Closing Date.

bb)   Safecore, Inc.  Message Logic may be considered a successor-in-interest of Safecore, Inc., a Delaware corporation (“Safecore”).  Accordingly, all representations and warranties of Message Logic in this Agreement shall be interpreted to include all liabilities, assets, business, operations and activities of Safecore, to the effect that, as between Message Logic and DSC, Message Logic shall be liable for any and all liabilities arising from, related to or in connection with Safecore.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

5.2           Survival.  Notwithstanding any investigation made by DSC or any representative thereof, the representations and warranties set forth in Section 5.1 shall survive the consummation of any and all transactions contemplated hereby for a period of eighteen (18) months from and after the Closing Date.

5.3           Representations and Warranties of DSC. In order to induce Message Logic to enter into this Agreement, DSC hereby represents and warrants to Message Logic as of the Closing Date as follows:

a)      Corporate Status.  DSC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

b)     Company Capacity.  DSC has the corporate power, authority and capacity to own its properties and assets, to carry on its business as and where now owned or conducted, and to carry out the transactions contemplated by this Agreement and execute and deliver this Agreement on the terms and conditions herein.  Parent has all corporate power, authority and capacity to carry out the transactions contemplated by this Agreement.

c)      Enforceability.  This Agreement has been duly authorized, executed and delivered and constitutes a legal, valid and binding obligation of DSC, enforceable in accordance with its terms.  The Parent’s performance of its obligations described herein have been duly authorized and approved by all requisite corporate action by or in respect of Parent.

d)     No Conflict.  Neither the execution and delivery of this Agreement, nor the consummation by DSC of the transactions contemplated hereby, nor the due performance and observance by DSC of its obligations hereunder will result in a breach of any term or provision, or constitute a default, under any indenture, mortgage, deed of trust, organizational document or any other agreement to which it is a party or by which it or its assets is bound.

5.4           Survival.  Notwithstanding any investigation made by Message Logic or any representative thereof, the representations and warranties set forth in Section 5.3 shall survive the consummation of any and all transactions contemplated hereby for a period of eighteen (18) months from and after the Closing Date.

6.             CLOSING

6.1           The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) and all deliveries to be made at such time shall take place on the date of full execution and delivery of this Agreement (and the other deliverables required hereunder) (the “Closing Date”) at Kelley Drye & Warren’s office at 101 Park Avenue, 27th Floor, New York, NY, or at such other place, date or time as may be agreed in writing by Message Logic and DSC.

6.2           Deliveries at Closing.

a)     Deliveries by Message Logic.  Message Logic shall execute, if required, and shall deliver or cause to be delivered the following to DSC at the Closing:

i.	Possession of the Message Logic Assets;

ii.	All technical manuals, configuration documentation, white papers and other information for ownership, operation and maintenance of the Message Logic Assets;

iii.
Certified copies of special resolutions of the directors of Message Logic required to authorize the execution and delivery and implementation of this Agreement and of all other documents to be delivered by Message Logic pursuant hereto;

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

iv.	All of the books and records in the possession of Message Logic which pertain to the Message Logic Assets and customer information that are necessary for or useful in transitioning customers to DSC;

v.	A bill of sale in the form attached hereto as Exhibit B and an assignment and assumption agreement in the form attached hereto as Exhibit C;

vi.	The Employment Agreement (as hereinafter defined), executed by Catanzano, in the form attached hereto as Exhibit D;

vii.	The Escrow Agreement;

viii.	Consent of Enterprise and documentation releasing the Lien and terminating the UCC as described in Section 1.4 above;

ix.
Consent and assignment documentation, executed by the counterparties to the Dell, VCE, LifeBoat and Synnex contracts included as part of the Message Logic Assets, as reasonably required by DSC to transfer title to such contracts to DSC;

x.	Stock Purchase Agreement (the “Stock Purchase Agreement”) executed by Zojax related to the Shares described in Section 2.1(a)(iv);

xi.	Copy of the fully executed Certificate of Amendment of Certificate of Incorporation to Message Logic’s Certificate of Incorporation changing the name of the corporation to “MLogic, Inc.”; and

xii.
Where appropriate, any other separate instruments of sale, assignment or transfer, in form suitable for filing or recording with any appropriate office or agency, where the same are necessary or desirable in order to vest or evidence title thereto in DSC, including but not limited to any further instruments or documents required to record any Intellectual Property and evidence that any rights of Catanzano and/or any current or former employee or consultant of Message Logic or its predecessors in any Intellectual Property have been assigned to Message Logic.

At or after the Closing, at any time and from time to time, Message Logic shall also execute and deliver such further instruments of conveyance, sale, assignment or transfer and shall take or cause to be taken such other or further actions, as DSC may reasonably request, in order to vest, confirm or evidence in DSC title to all or any part of the Message Logic Assets, including but not limited to any cooperation by Message Logic as may be reasonably necessary to protect DSC’s rights in and to the Intellectual Property.  In the event that DSC elects to seek patent protection for any portion of the Message Logic Assets that is capable of being patented, Message Logic (and Message Logic shall cause Catanzano, if necessary, to comply) agrees to execute any reasonably necessary documentation as inventors of such Intellectual Property, including but not limited to any declarations or assignment of rights related thereto. The obligations of this Section 6.2(a) shall survive indefinitely the Closing hereunder.

b)     Deliveries by DSC. DSC shall execute, if required, and shall deliver or cause to be delivered the following to Message Logic at the Closing:

i.	An assignment and assumption agreement in the form attached hereto as Exhibit C;

ii.	The Employment Agreement in the form attached hereto as Exhibit D;

iii.	The Escrow Agreement;

iv.	The Stock Purchase Agreement; and

v.
Where appropriate, any other separate instruments of sale, assignment or transfer, in form suitable for filing or recording with any appropriate office or agency, where the same are necessary or desirable in order to vest or evidence title thereto in DSC and are required to be executed by DSC.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

7.     ADDITIONAL AGREEMENTS OF THE PARTIES

7.1           Indemnification. DSC hereby indemnifies and holds harmless Message Logic, its officers, directors, shareholders, agents and representatives from and against any damages, losses, claims, liabilities, demands, charges, suits, penalties, costs or expenses, whether accrued, absolute, contingent or otherwise including but not limited to court costs and reasonable attorneys’ fees (“Losses”), which any of the foregoing may incur or to which any of the foregoing may be subjected, arising out of or otherwise based on (i) any misrepresentation or breach of warranty or representation by DSC or any breach or default by DSC under any of the covenants or other provisions of this Agreement or (ii) circumstances occurring with respect to the Message Logic Assets on and after the Closing Date.  Message Logic hereby indemnifies and holds harmless DSC, its officers, directors, shareholders, agents and representatives from and against any Losses, which any of the foregoing may incur or to which any of the foregoing may be subjected, arising out of or otherwise based on (x) any misrepresentation or breach of warranty or representation by Message Logic or any breach or default by Message Logic under any of the covenants or other provisions of this Agreement or (y) circumstances occurring with respect to the Message Logic Assets prior to the Closing Date.  In the event of any claim for indemnification hereunder, the indemnified party shall give the indemnifying party notice of the alleged Loss and thirty (30) days to cure the circumstances giving rise to such alleged Loss before initiating any action, litigation or other proceeding.  The obligations of this Section 7.1 shall survive for a period of eighteen (18) months from and after the Closing Date.

7.2           Employment Agreement. Catanzano shall enter into an employment agreement with DSC in the form attached hereto as Exhibit D, such agreement to become effective as of the Closing (the “Employment Agreement”).

7.3           Notification Letters; Press Release.  Within ten (10) days after the Closing Date, DSC and Message Logic shall send each of the customers of Message Logic and counterparties to each of the contracts included in the Message Logic Assets a joint notification letter in a mutually agreeable form.  DSC and Message Logic shall mutually agree on a joint initial press release concerning this Agreement and the transactions contemplated hereby, which shall be disseminated as promptly as reasonably practicable after the Closing Date.

7.4           Name Change.   Within one (1) business day after the Closing Date , Message Logic will file with the Delaware Secretary of State an amendment to Message Logic’s Certificate of Incorporation (and with any other jurisdiction where Message Logic is registered to do business under the name Message Logic), changing Message Logic’s name from Message Logic to another name that is not confusingly similar to the name “Message Logic” and promptly shall change all company documentation to reflect the new name.

7.5           Payment of Certain Aged Accounts Payable.  Message Logic shall pay in full the accounts payable of Message Logic that are not part of the Assumed Liabilities within seven (7) days of the Closing Date, and Message Logic shall promptly provide DSC with evidence of such payments as DSC may reasonably require from time to time.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

8.     MISCELLANEOUS

8.1           Relationship of the Parties.  Both DSC and Message Logic are acting as an independent contractor and not as an agent, employee or partner of the other party for any purpose. Nothing contained in this Agreement shall be deemed to constitute one party an agent, employee, partner or sales representative of the other, nor provide the authority of one party hereto to bind the other or assume or create any obligation, express or implied, on behalf of the other.

8.2           No Restriction.  Nothing herein shall restrict in any way the freedom of either party to conduct as it sees fit any other business or activity whatsoever.

8.3           Time. Time shall be of the essence of this Agreement.

8.4           Notices and Communication.  All communications and other notices required or provided hereunder shall be in writing and shall be deemed to have been given when delivered (i) via email (with confirmation of receipt), (ii) via facsimile (with confirmation of receipt), (iii) by mail (registered or certified, postage prepaid with receipt requested) or (iv) personally; provided, however, that notices delivered pursuant to subparagraphs (i), (ii) or (iv) above shall only be effective if delivered on or before 5:00 pm on a business day; otherwise, such notices shall be effective on the next succeeding business day. With respect to email communications, each party may rely on the notices as if the sender, on behalf of the other party, had given them signed and in writing.  Any notice delivered to DSC or Message Logic shall be addressed to:

Data Storage Corporation

401 Franklin Avenue
Suite 103
Garden City, NY 11530
Attention: Charles M. Piluso
Facsimile: 212-202-7966
Email: cpiluso@datastoragecorp.com

With a copy to:

Kelley Drye & Warren LLP
3050 K Street, NW
Suite 400
Washington, DC  20007
Attention: Joseph B. Hoffman, Esq.
Facsimile: 202-342-8451
Email: jhoffman@kelleydrye.com
Message Logic, Inc. 36 Robinson Drive Bedford, MA 01730 Attention: Stephen Catanzano Facsimile 781-272-1135 Email: stevec@messagelogic.net

8.5           Entire Agreement; Amendment; Waiver.  This Agreement, the schedules and exhibits hereto, the agreements expressly referred to herein and any agreement making specific reference to this Agreement embody the entire agreement and understanding of the parties hereto with respect to the subject matter herein contained, and supersede all prior agreements and understandings relative to the subject matter hereof.  This Agreement may not be changed, modified, terminated or discharged, in whole or in part (other than in accordance with the respective terms hereof), except by a writing executed by the parties hereto.  No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented to such waiver.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

8.6           Assignment.  This Agreement may not be assigned by either party without the prior written consent of the other, except that DSC may assign this Agreement to a successor in the event of a merger or other corporate transaction.

8.7           Severability and Non-waiver.  If any part of this Agreement is invalid, all other parts of this Agreement shall remain enforceable. No failure or failures to enforce any term or condition of this Agreement by any party hereto shall constitute a waiver of any other party’s obligation to perform that term or condition. Furthermore, no waiver, expressed or implied, by any party of any breach or non-performance by any other party of any term or condition of this Agreement shall be deemed to be a waiver of any further breach or non-performance of that term or condition.

8.8           Governing Law. This Agreement and any dispute arising hereunder shall in all respects be construed in accordance with and governed by the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York to be applied.  The parties agree that any action arising out of this Agreement shall be venued in the federal, state or local courts located in, or otherwise having jurisdiction over New York County, New York, and the parties hereby consent to personal jurisdiction in such courts and waive any objection based on Forum Non Conveniens and any objection to jurisdiction or venue of any action instituted hereunder.

8.9           Dispute Resolution.  The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Either party may give the other written notice, pursuant to the notice provision set forth in Section 8.4, of any dispute not resolved in the normal course of business. Within fifteen (15) days after delivery of such notice, the receiving party shall submit to the other a written response. The initial notice and the response shall include (i) a statement of each party’s position and a summary of arguments supporting that position, and (ii) the name and title of the executive who will represent that party. Within thirty (30) days after delivery of the disputing party’s notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute.  All reasonable requests for information made by one party to the other will be honored.  All negotiations pursuant to this provision are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.  Any dispute arising out of or relating to this Agreement, including the breach, termination or validity hereof, which has not been resolved by the foregoing negotiation procedure within ninety (90) days of the initiation of such procedure, may then be submitted to an alternative dispute resolution process satisfactory to both parties.  Otherwise, the dispute shall be dealt with according to the provisions of this Agreement.

8.10         Currency. All amounts and prices set forth in this Agreement are in United States Dollars (USD).

8.11         Counterparts.  This Agreement may be accepted or executed, as applicable, in counterparts, by original, email PDF scan, facsimile copy or otherwise, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

8.12         Binding Effect.  This Agreement and the various rights and obligations arising hereunder shall be binding on and inure to the benefit of Message Logic and DSC and their respective transferees, successors and permitted assigns.  Except as provided otherwise in the immediately preceding sentence, nothing herein, express or implied, is intended or shall be construed to confer on or to give to any person, corporation, firm or legal entity other than the parties hereto, any rights, remedies or other benefit, and neither this Agreement nor any right, title and interest herein of either party shall be assignable (by operation of law or otherwise) except with the prior written consent of the other party.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

8.13        Captions.  The captions in this Agreement are included for purposes of convenience only and shall not be considered a part of this Agreement in construing or interpreting any provision hereof.

8.14        Gender and Number.  Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to mean or include any other gender or genders.

8.15        Expenses.  Each of the parties shall bear its own respective expenses, fees and commissions incurred in connection with the preparation, negotiation and execution of this Agreement and consummation of the transactions contemplated hereby.  Each of the parties represents and warrants to the other that no broker, agent or other person acting on their behalf is or will be entitled to a fee, commission or other payment as a result of or arising out of this Agreement or the transaction contemplated hereby, and each party shall indemnify and hold harmless the other from any claim for commission and any other claims, fees and expenses arising from or out of any breach of the foregoing representation and warranty.  The indemnity obligations of this Section 8.15 shall survive the Closing hereunder.

8.16        Disclosure.  Except as permitted by Section 7.3 above or as may be required by law, neither party shall make any press release or other public announcement or communication concerning the terms and conditions of this Agreement unless specifically approved in advance by the Message Logic.  The parties will keep confidential, not disclose and not use for their own benefit (and will cause their affiliates to keep confidential, not disclose, and not use for their own benefit) any confidential and proprietary information obtained with respect to the other party or its business except for the purpose of performing under this Agreement.  The confidentiality obligation set forth in this Agreement shall not apply to (a) information which is in the public domain on the date hereof, enters the public domain after the date hereof (other than by reason of the breach of such obligation), was known by a receiving party or its affiliates prior to its receipt, is independently developed by the receiving party or its affiliates after the date hereof, or provided by a third party not in violation of the proprietary or other rights of the disclosing party or (b) the disclosure of the information (including the existence of this Agreement and the terms and conditions hereof) is required by law, rule, regulation, regulatory inquiry or other judicial or administrative process.  The provisions of this Section 8.16 are in addition to, and in no way limit or waive any of the provisions of that certain mutual non-disclosure agreement between the parties (the “NDA”).  In the event of a conflict between this Agreement and the NDA, this Agreement shall control.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

DATA STORAGE CORPORATION		MESSAGE LOGIC, INC.

By:	/s/ Charles M. Piluso	By:	/s/ Stephen Catanzano
	Charles M. Piluso		Stephen Catanzano
	CEO/ President		President

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schedule 1

Message Logic Assets and Assumed Agreements

The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

i

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schedule 1.1

Customer Contracts

The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schedule 1.3

Customer Deposits or Payments made in Advance of Services Rendered

The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schedule 2

Assumed Liabilities

The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schedule 3

Enterprise Bank Agreement

[attach]

The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

v

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schedule 4

Intellectual Property

The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

•

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schedule 5

Affiliate Transactions

The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schedule 6

Persons and Entities to whom Shares are to be issued on notice from Message Logic (percentages subject to adjustment pursuant to Section 2.1(c) of the Agreement)

The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT A

[Form of Escrow Agreement attached]

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”) is entered into effective as of October 31, 2012 (the “Effective Date”), by and among: (1) MESSAGE LOGIC, INC., a Delaware corporation (the  “Seller”); (2) DATA STORAGE CORPORATION, a Delaware corporation (the “Buyer”); (3) Enterprise Bank and Trust Company, a Massachusetts banking institution (“Enterprise”); (4) ZOJAX GROUP, LLC, a California limited liability company (“Zojax”); and (5) Kelley Drye & Warren LLP (the “Escrow Agent”).

W I T N E S S E T H:

WHEREAS, Buyer and Seller have entered into an Asset Purchase Agreement dated as of the Effective Date (the “Asset Purchase Agreement”), whereby Buyer has agreed to purchase the Message Logic Assets (as defined therein) from Seller for the purchase price specified therein;

WHEREAS, the Asset Purchase Agreement provides for (1) a stock certificate (the “DSC/Message Logic Stock Certificate”) evidencing Five Hundred Thirty Eight Thousand Four Hundred Twenty Eight (538,428) Shares (as defined in the Asset Purchase Agreement), (2) documentation, including but not limited to a UCC-3 termination statement prepared and signed by Enterprise, to release the Lien and terminate the UCC (such terms as defined in the Asset Purchase Agreement) on the Message Logic Assets contemporaneously with the release of the DSC Stock Certificate to Seller (the “Lien Release Documentation”), (3) documentation evidencing Seller's pledge of such DSC Stock Certificate to Enterprise and Seller's grant of a security interest to Enterprise in Seller's rights to payment under the Asset Purchase Agreement (collectively, the "Enterprise Security Documents") and (4) a stock certificate (the “DSC/Zojax Stock Certificate”) evidencing One Hundred Eighty Seven Thousand Five Hundred Thirty Two Shares and together with the DSC/Message Logic Stock Certificate, the Lien Release Documentation and the Enterprise Security Documents, the “Escrowed Items”)) to be deposited in escrow for a period of up to ninety (90) days (the “Escrow Period”) following the Closing Date (as defined in the Asset Purchase Agreement); and

WHEREAS, Seller, Enterprise, Zojax and Buyer desire to establish an escrow arrangement with Escrow Agent for said purpose, and Escrow Agent is willing to accept said escrow in accordance with the terms set forth in this Agreement.

NOW, THEREFORE, IT IS AGREED by Seller, Buyer, Enterprise, Zojax and Escrow Agent as follows:

Delivery of the Escrowed Items. Upon execution of this Agreement, Buyer shall deliver to Escrow Agent the DSC/Message Logic Stock Certificate and the DSC/Zojax Stock Certificate, Enterprise shall deliver to Escrow Agent the Lien Release Documentation and Seller and Enterprise shall deliver to Escrow Agent the Enterprise Security Documents.

Release of Escrowed Items.  The Escrowed Items shall be released and delivered by Escrow Agent in accordance with the following:

(a)           At any time during the Escrow Period, Buyer, in its sole and absolute discretion, shall be entitled to communicate its determination in writing sent to  Seller, Enterprise, Zojax and Escrow Agent pursuant to the notice provisions in Section 4 below that the Message Logic software described in the Asset Purchase Agreement is not sufficient for Buyer’s purposes (the “Determination Notice”).  This determination is not subject to challenge, review or appeal by any party, but is wholly within Buyer’s discretion and may be based on any reason whatsoever.  If Buyer delivers a Determination Notice pursuant to this Section 2(a), Escrow Agent shall release and deliver (i) to Buyer the DSC/Message Logic Stock Certificate and the DSC/Zojax Stock Certificate and (ii) to Enterprise the Lien Release Documentation and the Enterprise Security Documents no later than three (3) Business Days (as hereinafter defined) after delivery of the Determination Notice to Seller, Enterprise, Zojax and Escrow Agent.

1

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(b)           If no Determination Notice has been provided by Buyer in accordance with Section 2(a) above, Escrow Agent shall release the DSC/Message Logic Stock Certificate and the Enterprise Security Documents to Enterprise (with copies to Seller), the Lien Release Documentation to Buyer and the DSC/Zojax Stock Certificate to Zojax no later than three (3) Business Days after the expiration of the Escrow Period.

(c)           Escrow Agent shall deliver the Escrowed Items only in accordance with this Section 2.

3.              Acceptance by Escrow Agent.  Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)           Escrow Agent may act in reliance on any signature believed by it to be genuine, and may assume that any person who has been designated by Buyer, Enterprise, Zojax or Seller to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof, has been duly authorized to do so.  Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions.

(b)           Escrow Agent may act relative hereto in reliance on advice of counsel in reference to any matter connected herewith.  Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by Escrow Agent’s willful misconduct or gross negligence.

(c)            In the event of any controversy or dispute hereunder or with respect to any question as to the construction of this Agreement, or any action to be taken by Escrow Agent hereunder, Escrow Agent shall incur no liability for any action taken or suffered in good faith, its liability hereunder to be limited solely to gross negligence or willful misconduct on its part.  Seller and Buyer agree to indemnify and hold Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or actual out-of-pocket expenses (including, but not limited to, reasonable attorneys’ fees) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to this Agreement except for any loss, costs or damage arising out of its gross negligence or willful misconduct.

(d)           Prior to taking any action hereunder, Escrow Agent may, if in doubt regarding its duties and obligations, seek instructions from Buyer and Seller, and if such instructions are in conflict, Escrow Agent may request such evidence, documents, certificates or opinions as it may deem appropriate; and shall be entitled to refrain from taking any action other than to keep safely the Escrowed Items.

(e)            Seller, Enterprise and Zojax acknowledges and understands that Escrow Agent has acted as legal counsel to Buyer in connection with the transactions contemplated by the Asset Purchase Agreement, and Escrow Agent assumes no duty or obligation to Seller, Enterprise and/or Zojax other than those duties and obligations expressly set forth herein.  Without limiting the foregoing, Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder, and Escrow Agent shall not be required to make a request that any monies or items be delivered to the Escrow Agent, it being agreed that the sole duties and responsibilities of Escrow Agent under this Agreement shall be to: (i) accept the Escrowed Items and safeguard such Escrowed Items using reasonable care to preserve them until their disposition as set forth herein; and (ii) deliver or refrain from delivering the Escrowed Items in accordance with the terms of this Agreement.

2

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(f)            Escrow Agent may resign on thirty (30) days’ written notice to Buyer, Enterprise, Zojax and Seller.  Should Escrow Agent resign, Buyer, Enterprise, Zojax and Seller shall be entitled to appoint any reputable financial institution or law firm as successor Escrow Agent, which successor Escrow Agent shall have all of the powers, duties and responsibilities of Escrow Agent hereunder.  Upon such appointment, the resigning Escrow Agent shall promptly deliver the Escrowed Items then held by it hereunder to the successor Escrow Agent.  If no successor is appointed by Buyer, Enterprise, Zojax and Seller, Escrow Agent’s sole responsibility thereafter shall be to keep safely all property and consideration then held by it and to deliver such property and consideration in accordance with the joint directions of Buyer, Enterprise, Zojax and Seller or a final order of judgment of a court of competent jurisdiction.  No other costs or fees shall be imposed by Escrow Agent in connection herewith.

4.             Notices.  All communications and other notices required or provided hereunder shall be in writing and shall be deemed to have been given when delivered (a) via email (with confirmation of receipt), (b) via facsimile (with confirmation of receipt), (c) by mail (registered or certified, postage prepaid with receipt requested) or (d) personally; provided, however, that notices delivered pursuant to subparagraphs (a), (b) or (d) above shall only be effective if delivered on or before 5:00 pm on a Business Day; otherwise, such notices shall be effective on the next succeeding Business Day. With respect to email communications, each party may rely on the notices as if the sender, on behalf of the other party, had given them signed and in writing.

If to Buyer:
Data Storage Corporation
401 Franklin Avenue
Suite 103
Garden City, NY 11530
Attention: Charles M. Piluso
Facsimile: 212-202-7966
Email: cpiluso@datastoragecorp.com

If to Seller:
Message Logic, Inc.
36 Robinson Drive
Bedford, MA 01730
Attention: Stephen Catanzano
Facsimile 781-272-1135
Email: stevec@messagelogic.net

If to Enterprise:
Enterprise Bank and Trust Company
222 Merrimack Street
Lowell, MA 01852
Attention:  Denise D. Aggott, Senior Vice President
Facsimile (978) 656-5568
Email: Denise.Aggott@ebtc.com

If to Zojax:
Zojax Group, LLC
555 Bryant Street #546
Palo Alto, CA  94301
Attention:  Dean Powers
Facsimile (650) 773-8947
Email: dean@zojax.com

3

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

If to Escrow Agent:

Kelley Drye & Warren LLP
3050 K Street, NW, Suite 400
Washington, DC  20007
Attention:  Joseph B. Hoffman, Esq.
Facsimile No.: 202-342-8451
Email: jhoffman@kelleydrye.com

5.              General.

(a)           This Agreement and dispute or controversy hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York, applicable to agreements made and to be entirely performed within the State.  Each of the parties to this Agreement waives any objections against and agrees to submit to the personal jurisdiction of local, state or federal courts having situs within the State of New York.

(b)           This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.  This Agreement shall terminate at such time as all of the Escrowed Items have been delivered in accordance with Section 2.

(c)           All of the terms and conditions of this Agreement shall be binding on and inure to the benefit of and be enforceable by the parties hereto.

(d)           This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.  No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.  No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e)           If any provision included in this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f)           Time is of the essence of every provision of this Agreement..

(g)           Buyer, Enterprise, Zojax and Seller reserve the right, upon mutual agreement and notice to all parties hereto, at any time and from time to time, to substitute a new escrow agent in place of Escrow Agent.

(h)           This Agreement is intended solely to supplement and implement the provisions of the Asset Purchase Agreement and is not intended to modify, amend or vary any of the rights or obligations of Buyer or Seller under the Asset Purchase Agreement.

(i)            This Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

4

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(j)             For purposes of this Agreement, “Business Day" means any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized by law to close.

[Signature Page Follows]

5

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

“Seller”

MESSAGE LOGIC, INC.

By:
Stephen Catanzano, President

“Buyer”

DATA STORAGE CORPORATION

By:
Charles M. Piluso, CEO/President

“Enterprise”

ENTERPRISE BANK AND TRUST COMPANY

By: _______________________________________________

Name: _____________________________________________

Title: ______________________________________________

6

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“Zojax”

ZOJAX GROUP, LLC

By: __________________________________________________

Name: ________________________________________________

Title: _________________________________________________

“Escrow Agent”

KELLEY DRYE & WARREN LLP

By: __________________________________________________

Name: ________________________________________________

Title: _________________________________________________

i

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT B

BILL OF SALE

In connection with the transactions contemplated pursuant to the Asset Purchase Agreement by and between MESSAGE LOGIC, INC., a Delaware corporation (the “Seller”), and DATA STORAGE CORPORATION, a Delaware corporation (the “Purchaser”), of even date herewith (the “Purchase Agreement”), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller hereby grants, sells, delivers, assigns, transfers, sets over and releases unto the Purchaser, its successors and assigns, the tangible assets that comprise the Message Logic Assets (as defined in the Purchase Agreement) including, but not limited to those listed on Exhibit A attached hereto and made a part hereof (collectively, the “Personal Property”).

TO HAVE AND TO HOLD unto the Purchaser, its successors and assigns, for its own use and benefit forever.

Seller herby represents and warrants to Purchaser that Seller is the absolute owner of the Personal Property, and has good and marketable title to the Personal Property, free and clear of any security interests, mortgages, pledges, deeds of trust, liens, conditional sale agreements, encumbrances or other charges or claims whatsoever with the exception of the UCC and Lien (as such terms are defined in the Purchase Agreement) in favor of Enterprise Bank, and that Seller has full right, power and authority to sell the Personal Property and to make this Bill of Sale.  On the sale, transfer and assignment of the Personal Property hereunder, there shall be vested in Purchaser good and marketable title to the Personal Property free and clear of all security interests, mortgages, pledges, deeds of trust, liens, conditional sale agreements, encumbrances or other charges or claims whatsoever with the exception of the UCC and Lien in favor of Enterprise Bank.

Seller shall, upon request of Purchaser, do, execute, acknowledge and deliver all such further acts, assignments, conveyances and assurances as may reasonably be required to more fully and effectively assign, assure and confirm the transfer of the Personal Property.

This Bill of Sale and all disputes arising hereunder shall be governed by, construed under and enforced in accordance with the laws of the State of New York.

In WITNESS WHEREOF, the undersigned has signed and sealed this Bill of Sale as of this 31st day of October, 2012.

ATTEST:	MESSAGE LOGIC, INC.

By: ____________________________________________________________	By: ______________________________________________________

Name: __________________________________________________________	Name: ____________________________________________________

Title: ___________________________________________________________	Title: _____________________________________________________

i

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT A

Personal Property

All personal property of Seller (other than personal property constituting Excluded Assets as defined in the Purchase Agreement), including without limitation the following:

1)            Source codes (including rights to the Assembla development and repository account), and intellectual property including the software code base and associated products for a hardware appliance and VMwareReady software that is in use today with the clients of Seller.

2)            Shipping product, which include the design and process for MLArchiver and MLArchiverVM.

3)            Physical Assets including the following:

o	10 AIS Office Chairs

o	1 3 Drawer Horizontal filing cabinet

o	6 8x8 IP phones

o	2 Skyline trade show displays

o	3 Printers – 1 Xerox, 1 Dell and 1 HP

o	4 HP DL140 servers

o	1 Rapier 24 port Switch

o	1 Netgear GigE Switch

o	1 Cisco 24 port Catalyst

o	2 Boxes of miscellaneous cables

●	All rights to the Message Logic name, MLArchiver, MLArchiverVM, www.messagelogic.net website and all contents and all produced marketing materials.

●	QuickBooks file of all customer information and prior billing records.

All intellectual property listed on Schedule 4 of the Purchase Agreement constituting Personal Property.

ii

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

  EXHIBIT C

  [Form of Assignment and Assumption Agreement attached]

i

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

ASSIGNMENT AND ASSUMPTION OF
INTELLECTUAL PROPERTY AGREEMENTS, PERMITS,
LEASES, CONTRACTS AND WARRANTIES

THIS ASSIGNMENT AND ASSUMPTION OF INTELLECTUAL PROPERTY AGREEMENTS, PERMITS, LEASES, CONTRACTS AND WARRANTIES (this “Assignment”) is made this 31st day of October, 2012, by and between MESSAGE LOGIC, INC., a Delaware corporation (“Assignor”), and DATA STORAGE CORPORATION, a Delaware corporation (“Assignee”).

WHEREAS, Assignor, as seller, and Assignee, as purchaser, entered into an Asset Purchase Agreement of even date herewith (the “Purchase Agreement”), pertaining to the purchase and sale of the Message Logic Assets (as defined in the Purchase Agreement);

WHEREAS, pursuant to the terms and conditions of the Purchase Agreement, the Assignor wishes to assign to the Assignee all of the Assignor’s entire right, title and interest in (a) licenses, authorizations and agreements related to Intellectual Property (as defined in the Purchase Agreement), including but not limited to those items identified on Exhibit A  (collectively, “Intellectual Property Agreements”), (b) other licenses, permits and authorizations (collectively, the “Permits”), (c) leases, including but not limited to any real property or equipment leases (collectively, the “Leases”), (d) contracts, including but not limited to the Customer Contracts (as described and defined in the Purchase Agreement) and all such contracts as identified in Exhibit B (collectively, the “Contracts”), and (e) Warranties (as hereinafter defined)), all as are necessary to conduct or related to the  Business (as defined in the Purchase Agreement) and constituting Message Logic Assets; and

WHEREAS, the Assignee desires to accept such assignment.

NOW, THEREFORE, in consideration of the above premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Recitals.  The Recitals set forth above are material and are incorporated into and made a part of this Assignment.

2.            Assignment.  The Assignor hereby transfers and assigns to the Assignee all right, title and interest of the Assignor in the Intellectual Property Agreements, Permits, Leases, Contracts and Warranties.

3.            “Warranties” shall mean, to the extent legally assignable, all unexpired warranties, guaranties and indemnities (including, without limitation, those for workmanship, materials and performance) which may exist from, by or against any contractor, subcontractor, manufacturer, laborer or supplier of labor, materials or other services relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Message Logic Assets.

4.            Acceptance and Assumption.  The Assignee hereby accepts the assignment of, assumes all of the Assignor’s obligations under and agrees to perform all obligations set forth in the Intellectual Property Agreements, Permits, Leases, Contracts and Warranties arising from and after the date hereof.

1

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

5.             Representations and Warranties.

(a)           The Assignor hereby represents and warrants to Assignee that the Assignor owns its right, title and interest in and to the Intellectual Property Agreements, Permits, Leases, Contracts and Warranties, free and clear of any lien, encumbrance, security interest or adverse claim of any kind or nature (except for the UCC and Lien (as such terms are defined in the Purchase Agreement) in favor of Enterprise Bank), and has the full right, power and authority to transfer and assign its entire right, title and interest in the Intellectual Property Agreements, Permits, Leases, Contracts and Warranties to Assignee on the terms and conditions specified herein and in the Purchase Agreement.

(b)           Assignee hereby represents and warrants to the Assignor that Assignee has the full right, power and authority to accept the transfer and assignment of the Assignor’s entire right, title and interest in the Intellectual Property Agreements, Permits, Leases, Contracts and Warranties and to assume the obligations herein assumed by the Assignee, each on the terms and conditions specified herein and in the Purchase Agreement.

6.             Indemnification.

(a)           Assignee agrees to and does hereby indemnify and hold the Assignor, its officers, members, successors, assigns, directors, managers, employees, trustees, personal representatives and agents, harmless from and against any and all claims, damages, losses and liabilities (including reasonable attorneys’ fees) arising out of or resulting from any causes of action or claims of any kind arising from, based on or in connection with acts or omissions of Assignee with respect to events occurring from and after the date of this Assignment relating to the performance of obligations arising on and after the date hereof under the Intellectual Property Agreements, Permits, Leases, Contracts and Warranties.

(b)           The Assignor agrees to and does hereby indemnify and hold Assignee, its  officers, shareholders, successors, assigns, directors, managers, employees, trustees, personal representatives and agents, harmless, from and against any and all claims, damages, losses and liabilities (including reasonable attorneys’ fees) arising out of or resulting from any causes of action or claims of any kind arising from, based on or in connection with acts or omissions of the Assignor with respect to events occurring prior to the date of this Assignment relating to the performance of obligations arising prior to the date hereof under the Intellectual Property Agreements, Permits, Leases, Contracts and Warranties.

7.            Miscellaneous.  The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the successors and assigns of Assignor and Assignee, respectively.  This Assignment, together with the Purchase Agreement, represent the entire agreement of the parties with respect to the subject matter hereof.  At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effect the purposes of this Assignment.

2

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Assignment attached thereto.

This Assignment and all disputes arising hereunder shall be governed by, construed under and enforced in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment as of the date first above written.

ASSIGNOR:	ASSIGNEE:

MESSAGE LOGIC, INC.,	DATA STORAGE CORPORATION,
a Delaware corporation	a Delaware corporation

By:	By:
Stephen Catanzano President	Charles M. Piluso President

[Signature Page for Assignment and Assumption of
Intellectual Property Agreements, Permits, Leases, Contracts and Warranties]

3

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT A

INTELLECTUAL PROPERTY AGREEMENTS

Open-source technology Licenses held by Assignor:

TurboGears MochiKit Kid CherryPy ElementTree FormEncode	TestGears Numeric Pyro PIL Mx JRE LICENSE

Agreements (written or oral), filings, applications related to:

Trademarks, trade names and service marks (Registered and unregistered)

•	Message Logic

•	MLArchiver

•	MLArchiverVM

•	www.messagelogic.net

•	InBoxer

•	“Anti-risk appliance”

•	“Intelligent Message Archiving”

Copyrighted or copyrightable materials

•	White Papers

o	7 Mistakes to Avoid

o	101 Ways to Avoid Risk in Emails

o	Conducting Speedy Investigations

o	Do I Need to Archive Everything

o	Creating an Email Environment Free of Harassment and Bullying

o	Federal Rules of Civil Procedure

o	Protect your Company with Email Archiving

o	Email Archiving Requirements for Schools and Local Governments

•	Brochures

o	MLArchiver

o	MLArchiverVM

Letters Patent, patent applications, etc.

•	Prior Patent: US2008/0162652A1:

o	System for applying a variety of policies and actions to electronic messages before they leave the control of the message originator.

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT B

CONTRACTS

EXHIBIT D

[Form of Employment Agreement attached]

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT is made and entered into effective as of the 31st day of October, 2012 (the “Effective Date”), by and between Stephen Catanzano ("EMPLOYEE") and Data Storage Corporation, a Delaware corporation ("COMPANY").

W I T N E S S E T H:

WHEREAS, pursuant to  an Asset Purchase Agreement of even date herewith, by and between Message Logic, Inc., a Delaware corporation (“MessageLogic”) and COMPANY (the “Asset Purchase Agreement”), COMPANY purchased certain assets of MessageLogic, including but not limited to customer contracts and software (collectively, the “Assets”);

WHEREAS, COMPANY desires to have the full-time services of EMPLOYEE, a former principal in MessageLogic, as Executive Vice President, and EMPLOYEE is willing to serve as such with respect to work relating to COMPANY’s business and its ownership and operation of, initially, the Assets (subject to changes in responsibility pursuant to Article 4 of this Agreement) (the “Division”), subject to the terms and conditions set forth herein; and

WHEREAS, EMPLOYEE acknowledges that because of the unique, special and extraordinary nature of services rendered or to be rendered by EMPLOYEE on behalf of COMPANY, EMPLOYEE will develop or has developed, on behalf of COMPANY, special and confidential relationships among COMPANY, EMPLOYEE, and COMPANY’s suppliers, licensees, customers and clients.

NOW, THEREFORE, in consideration of the promises, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1.             Definitions.  For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1.

(a)           "Affiliate" means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under common control with, such Person.  For purposes hereof, control means the possession, directly or indirectly, of the power to direct, or cause or participate in the direction of, the management policies of such Person through the ownership of voting securities, by contract or otherwise.

(b)           "Agreement" means this Employment Agreement, as amended from time to time.

(c)           "Base Salary" shall have the meaning ascribed to such term in Exhibit A.

(d)           “Board” means COMPANY’s Board of Directors.

(e)           “Bonus” shall have the meaning ascribed to such term in Exhibit A.

1

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(f)            "Business" means (i) the management and operation of the Division; and (ii) any change in or modification to such business during EMPLOYEE's employment with COMPANY.

(g)           “Business Day” means any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized by law to close.

(h)           “Business Plan” means the annual (as may be amended on a more frequent basis) written document developed by the CEO/President, describing the sales and marketing strategy of the Business, containing a projected profit and loss statement and including other established targets and goals intended to expand the Business and identify additional growth objectives.

(i)            "Cause" shall have the meaning ascribed to such term in Section 7(a)(iii).

(j)            “CEO/President” shall have the meaning ascribed to such term in Article 4.

(k)           "Competitive Activity" means any business or activity of EMPLOYEE or any other Person that is substantially the same as the Business and/or any aspects or other lines of business that COMPANY engages in or is competitive with the Business and/or any aspects or other lines of business that COMPANY engages in.

(l)            "Confidential Information" means all information (excluding information in the public domain other than as a direct or indirect result of any breach by EMPLOYEE of the provisions of this Agreement), currently existing or subsequently created or acquired during the term of EMPLOYEE’s employment, that COMPANY deems to be confidential and/or proprietary in nature, disclosed to or known by EMPLOYEE as a consequence of, or through, EMPLOYEE's relationship with COMPANY pertaining to the business, operations, management, assets, property, plans or prospects, condition (financial or other), methods, processes, organization, procedures, or results of operation of COMPANY, its Affiliates or their clients, investors or other business partners, including information of or relating to research, development, scientific or technical information, inventions, methods, formulae, processes, analytical results, trade secrets, price lists and/or rental and other pricing information including financial analyses, invoices, prospect/client/supplier/vendor lists, patents, copyrights or other intellectual property rights, computer software and any related or other technical, corporate, marketing or trade information, and all other information that gives COMPANY an opportunity to obtain an advantage over competitors of COMPANY who do not know or use it.  Confidential Information may be in an intangible form, such as unrecorded knowledge, ideas, or conception, or may be embodied in tangible form such as a document.  The term "document" includes but is not limited to written memoranda, drawings, training materials, specifications, notebook entries, photographs, graphic representations, firmware, computer information or software or models, and any other device or medium in or through which information is electronically stored or maintained and from which it can be retrieved in any manner (e.g., computer discs or e-mail).

(m)           "Disability" shall have the meaning ascribed to such term in Section 7(a)(ii).

(n)           “GAAP” means United States generally accepted accounting principles.

2

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(o)           “Maximum Annual Compensation” shall have the meaning ascribed to such term in Exhibit A.

(p)           "Notice" shall have the meaning ascribed to such term in Section 11(b).

(q)           “Officer” means an officer of COMPANY other than EMPLOYEE.

(r)            “Person” means any individual, corporation, trust, partnership, joint venture, limited liability company, joint stock company or other entity.

(s)           "Restricted Period" means the period commencing on the date of EMPLOYEE’s termination of employment and ending on the first annual anniversary of the date of the termination of EMPLOYEE's employment under any provision of Section 7(a).

(t)            "Term" shall have the meaning ascribed to such term in Article 3.

2.              Employment.  COMPANY hereby employs EMPLOYEE, and EMPLOYEE hereby accepts such employment by COMPANY, on the terms and subject to the conditions set forth in this Agreement.

3.              Term.  Subject to Article 7, the term of EMPLOYEE' employment hereunder (the "Term") will be for a period of two (2) years, commencing on the Effective Date.

4.              Position and Duties.  EMPLOYEE shall serve as an Executive Vice President of COMPANY (or in such other capacity of COMPANY as designated by the CEO or President of COMPANY (the “CEO/President”)) and shall contribute significantly to the growth and development of the Business and management of the COMPANY’s products, services and customer solutions, diligently pursue achieving the goals and other objectives set forth in the Business Plan, and shall have such other duties as are assigned or delegated to EMPLOYEE by the CEO/President and as may be modified from time to time by the CEO/President.  EMPLOYEE shall perform well and faithfully such duties and responsibilities.

5.              Time and Efforts Devoted.  During the Term, EMPLOYEE (a) shall devote his entire business time, attention, skill and energy exclusively to the Business and affairs of COMPANY and its Affiliates, (b) shall use his best efforts to promote the success of the Business of COMPANY and its Affiliates, (c) shall cooperate fully with the CEO/President and the other Officers and employees of COMPANY in the advancement of the best interests of COMPANY and its Affiliates and (d) shall not engage, directly or indirectly, in any other business or businesses, whether by way of employment, consulting or other relationship, and whether for compensation or otherwise, without the prior written consent of COMPANY in its sole and absolute discretion, except that EMPLOYEE may without such consent (i) serve on the boards of civic, non-profit or charitable organizations or corporations, (ii) deliver lectures at educational institutions or professional associations and (iii) manage personal investments and affairs (so long as any investment in non-public ventures shall be disclosed in writing to the CEO/President), provided that in any of the preceding cases such activities shall not otherwise limit EMPLOYEE’ ability to comply with the provisions of this Agreement.

3

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

6.              Compensation; Benefits and Perquisites.

(a)            Compensation.  EMPLOYEE’s compensation due hereunder shall be as set forth on Exhibit A, as amended from time to time by the parties hereto.

(b)            Benefits and Perquisites.  During the Term, EMPLOYEE shall be entitled to the following benefits and perquisites:

(i)             COMPANY agrees to pay EMPLOYEE on a monthly basis Five Hundred Dollars ($500) for purposes of covering all of EMPLOYEE’s expenses relative to his employment hereunder, including but not limited to automobile and cell phone expenses.  Notwithstanding the foregoing sentence, COMPANY shall promptly reimburse EMPLOYEE for all sufficiently documented or previously-approved business expenses incurred by him for travel in performing services hereunder during the Term, which expenses shall be reimbursed in accordance with the policies and procedures established by the Board from time to time for COMPANY’s senior executives, provided that EMPLOYEE properly accounts therefor in accordance with requirements for federal income tax deductibility and COMPANY’s policies and procedures;

(ii)            In each calendar year, EMPLOYEE shall be entitled to fifteen  (15) days of paid vacation.  Vacation will accrue pro rata with each pay period.  Vacation may not be accumulated or carried over from year to year.  Unused vacation will expire at the end of the calendar year in which it accrues.  In the event that EMPLOYEE’s employment by COMPANY terminates, either voluntarily or involuntarily, and EMPLOYEE has taken more vacation than he has accrued as of the date of termination, the amount of salary applicable to the excess vacation taken will be deducted from EMPLOYEE’s final paycheck.  In the event that EMPLOYEE’s employment by COMPANY terminates, either voluntarily or involuntarily, and EMPLOYEE has not taken as much vacation as he has accrued as of the date of termination, all accrued and unused vacation will expire upon termination of EMPLOYEE’s employment, and EMPLOYEE will not receive any payment for unused vacation;

(iii)           holidays in accordance with COMPANY's applicable policies; and

(iv)           all other benefits that are generally provided by COMPANY to any other similarly situated  executive of COMPANY, such as medical and dental insurance as may be in effect from time to time in the sole discretion of COMPANY, to the extent EMPLOYEE is eligible thereunder.

For purposes of clarification, all benefits described herein are further modified by and wholly subject to COMPANY’s policies and practices as are included in the COMPANY Employee Manual, as may be amended from time to time, a current copy of which has been provided to EMPLOYEE.

(c)            Withholding Taxes.  COMPANY shall deduct from any payments to be made by it to EMPLOYEE hereunder any amounts required to be withheld in respect of any federal, state or local income or other taxes.

4

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

7.              Termination of Employment.

(a)            Termination Events.  The Term and all rights of EMPLOYEE hereunder or otherwise as an employee of COMPANY will terminate (except as otherwise expressly provided in this Article 7) upon the earliest to occur of the following events:

(i)             the death of EMPLOYEE;

(ii)            the Disability of EMPLOYEE, immediately upon Notice from COMPANY to EMPLOYEE.  For purposes of this Agreement, the term "Disability" means EMPLOYEE’s incapacity due to any physical, psychological or mental illness, condition, impairment, restriction or incapacity such that he is or will be substantially unable to perform the essential functions of his assigned duties hereunder for a period of at least ninety (90) consecutive days or one hundred twenty (120) days during any twelve-month period;

(iii)           the termination of EMPLOYEE’s employment by COMPANY for Cause, immediately upon Notice from COMPANY to EMPLOYEE or at such later time as such Notice may specify.  For purposes of this Agreement, the term "Cause" means: (A) EMPLOYEE’s breach of this Agreement (other than a breach described in clauses (B) through (I) of this Section 7(a)(iii)) and such breach, if curable, has not been cured within ten (10) days after Notice to EMPLOYEE thereof specifying in reasonable detail the nature of such breach; (B) EMPLOYEE’s willful neglect, refusal or failure to perform diligently any lawful direction of an Officer or to comply with any written policy of COMPANY and such willful neglect, refusal, failure or non-compliance has not been cured within ten (10) days after Notice to EMPLOYEE thereof specifying in reasonable detail the nature of such willful neglect, refusal, failure or non-compliance; (C) EMPLOYEE’s conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, any felony or any crime involving dishonesty, fraud, embezzlement or moral turpitude; (D) EMPLOYEE’s illegal or improper use of controlled substances and/or excessive use of alcohol; (E) EMPLOYEE’s commission of an act of theft, dishonesty, fraud or embezzlement of any goods or property of COMPANY or its Affiliates; (F) EMPLOYEE’s engaging in and/or having been found liable for or guilty of any discrimination or sexual harassment with respect to employees, clients, investors, suppliers, vendors or other business partners of COMPANY or its Affiliates; (G) the appropriation (or attempted appropriation) of a material business opportunity of COMPANY or its Affiliates, including attempting to secure or securing any personal profit or other personal benefit in connection with any transaction entered into on behalf of COMPANY or its Affiliates; (H) except as previously approved in writing by COMPANY, any actions in any capacity taken in furtherance of, or on behalf or for the benefit of any Person engaged in, any Competitive Activity; or (I) any violation of Articles 9 or 10 hereof by EMPLOYEE;

(iv)           the termination of EMPLOYEE’s employment by EMPLOYEE or COMPANY, upon the thirtieth (30th) day following (A) EMPLOYEE’s Notice thereof to COMPANY or (B) COMPANY’s Notice thereof to EMPLOYEE; or

(v)            failure of the Division to achieve One Million Dollars ($1,000,000) of annual revenue during the first year of the Term hereunder (provided, however, that in these circumstances, the COMPANY shall continue the EMPLOYEE’s employment as an “at will” employee with the same compensation plan as described in this Agreement unless otherwise mutually agreed).

5

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(b)            Compensation after Termination.  In the event that EMPLOYEE’s employment is terminated for any reason whatsoever, EMPLOYEE and/or his estate or beneficiaries, as the case may be, shall have no further rights or claims against COMPANY or its Affiliates, except for the following:

(i)             the right to any unpaid portion of the Base Salary and Bonus (as hereinafter defined) earned for sales made through the date of employment termination and, in the case of any termination by COMPANY not involving Cause, for Base Salary for the lesser of: (A) a period of six (6) months thereafter, or (B) the remaining Term; and

(ii)            reimbursement for expenses incurred by EMPLOYEE prior to the date of employment termination in accordance with Section 6(b)(i).

(c)            Release by EMPLOYEE.  Notwithstanding any provision of this Agreement to the contrary, EMPLOYEE acknowledges and agrees that the obligation of COMPANY to make any payments or provide any benefits to EMPLOYEE following the termination of his employment may be expressly conditioned, if COMPANY so requests, on EMPLOYEE’s timely execution of and agreement to be bound by a general release of any and all claims (other than claims for such payments and non-provision of such benefits) arising out of or relating to EMPLOYEE’s employment by COMPANY.  Such general release shall be made in a form satisfactory to COMPANY and be enforceable by COMPANY and its Affiliates, and their respective successors and assigns.

8.              EMPLOYEE’s Representations and Warranties.  EMPLOYEE represents and warrants to COMPANY that:

(a)            He has the legal capacity and full right and authority to enter into this Agreement and to perform fully his obligations hereunder and thereunder.

(b)            He is not subject and/or a party to any non-competition agreement; and his past, present and anticipated future activities have not and will not infringe on the proprietary rights of others.

(c)            He is not now, and during the Term will not be, bound under any contract (including licenses, covenants or commitments of any nature), or subject to any judgment, decree or order of any court or administrative agency, that could conflict with his obligation to use his best efforts to promote the interests of COMPANY, which could conflict with COMPANY's Business and/or any aspects or other lines of business that COMPANY engages in as conducted or proposed to be conducted or which could in any way limit and/or qualify COMPANY's rights or EMPLOYEE’s ability to perform his obligations hereunder.

(d)           Neither the execution and delivery of this Agreement, nor the conduct of EMPLOYEE’s duties as an employee of COMPANY, will conflict with or result in a breach of the terms or conditions of, or constitute a default under, any contract, covenant or instrument under which EMPLOYEE is now obligated.

6

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(e)            He is not now, and during the Term will not be, subject to any physical, psychological or mental illness, condition, impairment, restriction or incapacity that would restrict or prohibit him in any way from undertaking or performing or discharging any of his obligations under this Agreement.

9.              Inventions; Patents and Copyrights.  EMPLOYEE agrees that any inventions, discoveries, concepts, ideas, or intellectual property or expressions thereof, whether or not subject to patent, copyright, trademark or service mark protections, and whether or not reduced to a practice or method, which are conceived or developed by EMPLOYEE during his period of employment with COMPANY that relate to or result from the actual or anticipated business, work, research, or investigation of COMPANY shall be the sole and exclusive property of COMPANY.  EMPLOYEE shall promptly disclose such inventions, discoveries, concepts or ideas to the CEO/President and perform all actions reasonably requested by the CEO/President to assign to and vest in COMPANY the entire right, title and interest to any such invention, discovery, concept or idea.

10.            Non-Solicitation; Non-Compete and Confidential Information.  In consideration of the compensation and benefits to be paid or provided to EMPLOYEE by COMPANY hereunder, EMPLOYEE covenants and agrees as follows:

(a)            Non-Solicitation/Non-Compete.

 (i)           At any time during the Restricted Period, EMPLOYEE shall not, either directly or indirectly, whether for his own account or through any Person with which he is now or may hereafter become associated or affiliated:

A.         engage in activities relating to, render services in connection with, or otherwise act with respect to, any Competitive Activity;

B.          induce, encourage or solicit any Person to patronize (including but not limited to investing with, renting to, selling to, purchasing from and financing with) any other Person engaged in any Competitive Activity or to interfere with, disrupt, alter, terminate, discontinue, reduce or materially diminish (or attempt to do any of the foregoing) for purposes of reducing COMPANY’s or any of its Affiliates’ business prospects, or its business relationship with COMPANY or any of its Affiliates; or

C.          request or advise any Person who is or was an investor, purchaser, seller, broker, finder, business partner, supplier, vendor, customer or agent of or for, or otherwise involved with, COMPANY or any of its Affiliates during the Term to withdraw, curtail or cancel such party’s business with COMPANY or its Affiliates.

(ii)           At any time during the Restricted Period, EMPLOYEE further agrees that he shall not, either directly or indirectly, whether for his own account or through any Person with which he is now or may hereafter become associated or affiliated:

7

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

A.          recruit, solicit for employment, employ or otherwise engage, as an employee, independent contractor, consultant or otherwise, any Person who is or was employed by COMPANY or its Affiliates at any time within the one (1) year period immediately preceding such solicitation or employment;

B.          induce, encourage or solicit any such Person to leave the employ of COMPANY or its Affiliates; or

C.          disparage COMPANY and/or its Affiliates or any of its respective Officers, directors, employees, agents, representatives, consultants or contractors.

(b)           Confidential Information.

(i)             During the course of EMPLOYEE’s employment by COMPANY, EMPLOYEE acknowledges that he will have access to Confidential Information (including Confidential Information entrusted to COMPANY by other Persons).  At no time during or following EMPLOYEE’s employment hereunder shall EMPLOYEE use or disclose such Confidential Information or convey such Confidential Information to Persons outside of COMPANY, nor shall EMPLOYEE cause or permit any Person controlled or directed by EMPLOYEE to do any of the foregoing, except as may be (A) expressly authorized by COMPANY in its sole discretion, (B) required during and in the course of EMPLOYEE’s employment hereunder or (C) required by a judicial order or decree or governmental law or regulation.

(ii)            EMPLOYEE shall take all reasonable precautions to prevent the inadvertent or accidental disclosure of Confidential Information.  If EMPLOYEE acquires access to information of uncertain confidentiality, EMPLOYEE agrees to treat such information as Confidential Information until EMPLOYEE is informed otherwise by an authorized representative of COMPANY.

(iii)           All Confidential Information, however and wherever produced, including Confidential Information stored in computer databases or by other electronic means, shall be and remain the sole property of COMPANY.  At any time on the request of COMPANY, or without such request on termination of EMPLOYEE’s employment hereunder for whatever reason, EMPLOYEE shall deliver to COMPANY (without retaining any electronic or physical copies, extracts, or other reproductions) or destroy immediately on COMPANY's request in writing to EMPLOYEE all documents and electronic storage devices that contain Confidential Information and that are in EMPLOYEE’s possession, subject to EMPLOYEE’s control, or held by EMPLOYEE for others, including any and all records, drawings, notebooks, memoranda, and computer diskettes, whether prepared by EMPLOYEE or others.  In addition, EMPLOYEE shall return to COMPANY any equipment, tools, or other devices owned by COMPANY or any of its Affiliates and in EMPLOYEE’s possession or subject to EMPLOYEE’s control.  At COMPANY's request, EMPLOYEE shall promptly deliver to COMPANY a certificate satisfactory to COMPANY to the effect that EMPLOYEE has complied with the provisions of this Section 10(b).

8

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(c)           Reasonable Restrictions.  EMPLOYEE acknowledges and agrees that the restrictive covenants and agreements contained in Articles 9 and 10 are reasonable with respect to subject matter, length of time and geographic area for the protection of the legitimate business interests of COMPANY, including COMPANY's Confidential Information, goodwill and expectation of conducting its Business and/or any aspects or other lines of business that COMPANY engages in without  solicitation by EMPLOYEE of COMPANY's employees, suppliers, vendors, investors, clients or other business partners during the Restricted Period.  EMPLOYEE further acknowledges and agrees that the restrictive covenants and agreements contained in Articles 9 and 10 constitute a material inducement to COMPANY to enter into this Agreement, and are necessary in order to secure for COMPANY the benefits for which it has contracted.

(d)           Essential and Independent Covenants; Survival.  The representations, warranties and covenants of EMPLOYEE in Section 7(c) and Articles 8, 9 and 10 are essential elements of this Agreement, and without EMPLOYEE’s agreement to comply with such covenants, COMPANY would not have entered into this Agreement.  COMPANY and EMPLOYEE have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by COMPANY.  Such covenants are independent covenants, and the existence of any claim by EMPLOYEE against COMPANY under this Agreement or otherwise will not excuse EMPLOYEE’s breach of any such covenant.  If EMPLOYEE’s employment hereunder is terminated under any provision of Section 7(a), the covenants of EMPLOYEE in Articles 9 and 10 will survive and continue in full force and effect.

(e)           Reformation.  If the applicability, legality, validity or enforceability of any of the covenants in Articles 9 or 10 is challenged in a litigation, arbitration, mediation or other legal proceeding, EMPLOYEE shall have the burden of proving that such covenant is inapplicable, illegal, invalid or unenforceable.  Additionally, if at the time of enforcement any covenant in Articles 9 or 10 is held to be unreasonable, arbitrary or against public policy, such covenant will be considered to be divisible with respect to scope, time and geographic area, and the parties agree that the maximum permissible scope, time or geographic area under such circumstances will be substituted for the stated scope, time or geographic area.

11.           Miscellaneous.

(a)           Severability.  If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever.  The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions hereof.

9

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(b)           Notice.  Any notice, demand, consent, election, offer, approval, request, or other communication (collectively, a "Notice") required or permitted under this Agreement must be in writing and either delivered personally or sent by nationally recognized overnight courier service or certified or registered mail, first-class postage prepaid, return receipt requested.  A Notice to EMPLOYEE must be addressed to EMPLOYEE’s last known address on the records of COMPANY.  A Notice to COMPANY must be addressed to its principal office.  A Notice delivered personally will be deemed given only when received or refused.  A Notice sent by nationally recognized overnight courier service will be deemed given one Business Day after it is received by such service for overnight delivery.  A Notice sent by registered or certified mail will be deemed given five (5) Business Days after it is mailed.  Any party may designate, by Notice to the other party, a substitute address or addresses for Notices; and thereafter, Notices are to be directed to such substitute address or addresses.

(c)           Complete Agreement.  This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between the parties.

(d)           Applicable Law; Waiver of Jury Trial.

(i)           This Agreement and any dispute arising hereunder shall be governed by and interpreted under the laws of the State of New York applicable to contracts made and to be performed entirely within such jurisdiction, without giving effect to the conflict of laws principles thereof.

(ii)           EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY JURY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(d)(ii).

(e)           Equitable Relief.  The parties recognize that irreparable injury will result from a breach or threatened breach of any provision of this Agreement and that money damages will be inadequate to remedy the injury fully.  Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party who may be injured (in addition to any other remedies that may be available to that party) shall be entitled, without the necessity of posting bond or other security, to one or more preliminary or permanent orders (i) restraining and enjoining any act that would constitute a breach or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.  Without limiting COMPANY's rights under this Section 11(e) or any other remedies of COMPANY, if EMPLOYEE breaches any of the provisions of Articles 9 or 10, COMPANY will have the right to cease making any payments otherwise due to EMPLOYEE under this Agreement.

10

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(f)           Obligations Contingent on Performance.  The obligations of COMPANY hereunder, including its obligation to pay the compensation provided for herein, are contingent on EMPLOYEE’s performance of his obligations hereunder.

(g)           Binding Effect; Delegation of Duties Prohibited.  This Agreement shall inure to the benefit of, and shall be binding on, the parties and their respective successors, assigns, heirs and legal representatives, including any entity with which COMPANY may merge or consolidate or to which all or substantially all of its assets may be transferred.  The duties and covenants of EMPLOYEE under this Agreement, being personal, may not be delegated, and EMPLOYEE may not assign this Agreement to any Person, and any purported assignment or delegation by EMPLOYEE shall be null and void.

(h)           Agreement Confidential.  Except as required by law, each of the parties agrees to use commercially reasonable efforts to maintain the confidentiality of the terms of this Agreement.

(i)           Amendment; Waivers, etc.  No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.  Neither the waiver by any of the parties of a breach of or a default under any of the provisions of this Agreement, nor the failure by either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

(j)           Terminology and Construction.  Unless otherwise indicated, any reference in this Agreement to a Section or Article shall mean the applicable Section or Article of this Agreement.  Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.  The use herein of the word "include" or "including" when following any general statement, term or matter, shall not be construed to limit such statement, term or matter, to the specific items or matters set forth immediately following such word or to similar items or matters, but rather shall be deemed to refer to all other items and matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.  As used in this Agreement, the term "party" or "parties" refers to COMPANY and/or EMPLOYEE, as the case may be.  The section headings in this Agreement are intended solely for convenience and shall be given no effect in the construction and interpretation hereof.

11

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(k)           Drafting.  Each party shall be deemed to have participated equally in the drafting of this Agreement and any ambiguity in this Agreement shall not be construed against any purported author thereof.  EMPLOYEE acknowledges that he has been given the opportunity to make such inquiries and investigations as he has deemed appropriate under the circumstances and that, at all times during the course of the negotiations and execution of this Agreement, EMPLOYEE has been advised by counsel.

(l)           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same agreement.

[SIGNATURE PAGE TO FOLLOW]

11.

12

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

EMPLOYEE:

________________________(SEAL)
Stephen Catanzano

COMPANY:

DATA STORAGE CORPORATION
a Delaware corporation

By:________________________(SEAL)
      Charles M. Piluso
      President

[Signature Page for Employment Agreement]

CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT A

Employee Compensation

(1)           Base Salary.  During the term of this Agreement, EMPLOYEE shall be paid a salary at the rate of One Hundred Fifty Thousand Dollars ($150,000) per annum, payable in regular equal installments in accordance with COMPANY’s standard payroll procedures for executive officers (“Base Salary”).

(2)           Additional Compensation:

In year 1 of the Term, EMPLOYEE will be entitled to twenty percent (20%) of the Division’s revenue during such year that exceeds *** (the “Bonus”).

In year 2 of the Term:

(a) There will be no additional compensation beyond the Base Salary if the Division’s annual revenue during such year does not exceed ***; and

(b)  Base Salary will be One Hundred Fifty Thousand Dollars ($150,000), with additional compensation thereafter (including criteria therefor) equal to One Hundred Thousand Dollars ($100,000) for full plan achievement, all as mutually agreed by COMPANY and EMPLOYEE prior to the commencement of such year (and at the latest, during the first quarter of such year).

(3)           Other Terms:

COMPANY will establish quarterly objectives so that EMPLOYEE will be measured each quarter and can receive a payment in the month following the quarter; provided, however, that if a quarterly payment is made and subsequent quarterly or annual objectives are not achieved, (a) COMPANY shall have the right to recover any overpaid amounts by offsetting any subsequent amounts payable to EMPLOYEE under this Agreement (including Base Salary and/or Bonus) and (b) EMPLOYEE shall reimburse COMPANY for any amounts paid hereunder that are in excess of amounts due after COMPANY’s reconciliation of year end calculations.

The Division’s revenue for any particular period that is counted for purposes of calculating a Bonus due hereunder shall have a minimum Gross Profit Margin of Sixty Five Percent (65%).  Gross Profit Margin is calculated by subtracting the cost of goods from the revenue being booked (pursuant to GAAP); provided, however, that no overhead charges or allocations shall be included in such calculation except for the amortized portion of any Message Logic software development costs (pursuant to GAAP).  If the Gross Profit Margin is less than Sixty Five Percent (65%), then the Bonus payment for the period in question shall be reduced as follows:

***	CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

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CONFIDENTIAL TREATMENT REQUESTED BY DATA STORAGE CORPORATION
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Gross Profit Margin	Percentage Reduction in Bonus Payable
65%	0%
60% to 64.99%	5%
55% to 59.99%	10%
50% to 54.99%	15%
45% to 49.99%	20%
40% to 44.99%	25%
Less than 40%	100%

For purposes of this Agreement, all accounting matters, including but not limited to the Division’s revenue recognition and amount, and calculation of Gross Profit Margin, shall be calculated in accordance with GAAP.

EMPLOYEE shall be eligible in the sole and absolute discretion of the Board for an incentive quarterly bonus to be paid in arrears based on the Division’s billings.  Eligibility for quarterly incentive payments will also require performance above the respective Benchmarks (as defined in and pursuant to the Asset Purchase Agreement) for corresponding time periods.

Maximum Annual Compensation in Year 1: $350,000 which is a combination of $150,000 of Base Salary and $200,000 in total Bonus; compensation over the $350,000 will be based on the annual executive bonus program subject to Board approval in its sole and absolute discretion.

Options:  May be issued based on outstanding performance and as part of an incentive program.

Reports and Audit Rights:  Such reports as are reasonably requested by EMPLOYEE will be provided by COMPANY to track the Bonus compensation and performance.  In addition, EMPLOYEE, on not less than ten (10) days prior written notice to COMPANY but in all cases within six (6) months of the end of the time period with respect to which a Bonus relates, shall have reasonable access during normal business hours in COMPANY’s principal office to inspect the books and records of COMPANY relating to Bonus calculations and/or to have such books and records audited or reviewed, at EMPLOYEE’s expense, by a certified public accountant, for the purpose of verifying Bonus payments.  EMPLOYEE shall bear all costs relating to such inspection, including but not limited to costs of photocopies.  If (i) EMPLOYEE’s audit determines that the aggregate amount of the Bonus payments was understated by COMPANY by more than five percent (5%), and (ii) COMPANY either agrees with such audit determination (or it is judicially determined that such audit results were correct), then, in addition to any overpayment found to be due to EMPLOYEE, COMPANY shall reimburse EMPLOYEE for an additional amount equal to the reasonable cost of such audit.  If such audit concludes that Bonus payments have been overpaid by COMPANY, (x) COMPANY shall have the right to offset any subsequent amounts payable to EMPLOYEE under this Agreement and (y) EMPLOYEE shall reimburse COMPANY for any amounts paid hereunder that are in excess of amounts due by COMPANY.  EMPLOYEE agrees to use commercially reasonable efforts to notify COMPANY of any alleged discrepancies in Bonus payments and to resolve any discrepancies prior to commencing an audit.  EMPLOYEE shall keep the results of any audit confidential unless required by law to disclose same.

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